Filed Pursuant to Rule 424(b)(3)

Registration No. 333-297808

PROSPECTUS

BENEFICIENT

55,671,296 Shares of Class A Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling holders identified in this prospectus (the “Selling Holders”), or their permitted transferees, of up to 55,671,296 shares of Class A common stock, par value $0.001 (“Class A common stock”) of Beneficient, a Nevada corporation (the “Company,” “Beneficient” or “Ben”). These shares of Class A common stock consist of:

●	32,467,532 shares of Class A common stock (the “A&R SEPA Shares”) that we may, at our discretion, elect to issue and sell to YA II PN, Ltd. (“Yorkville”) from time to time after the date of this prospectus, pursuant to the Amended and Restated Standby Equity Purchase Agreement, dated as of June 26, 2026, entered into by and between the Company and Yorkville (the “A&R SEPA”);

●	up to 4,719,101 shares of Class A common stock issuable upon conversion of the promissory notes (the “Conversion Shares”) issued or issuable to Yorkville in connection with the A&R SEPA in aggregate principal amount of $4.0 million (each a “Promissory Note” and, together, the “Promissory Notes”);

●	up to 280,631 shares of Class A common stock (the “Commitment Fee Shares”) issued to Yorkville as consideration for its irrevocable commitment to purchase shares of Class A common stock at our direction, from time to time after the date of this prospectus, upon the terms and subject to the conditions set forth in the A&R SEPA;

●	up to 165,674 shares of Class A common stock issuable upon exercise of the warrants (the “Warrant Shares”, and together with the A&R SEPA Shares, the Conversion Shares and the Commitment Fee Shares, the “Yorkville Shares”) to purchase 165,674 shares of Class A common stock at an exercise price of $21.04 we agreed to issue and sell to Yorkville pursuant to the Purchase Agreement (as defined herein) (the “Yorkville Warrants”);

●	up to 15,625 shares of Class A common stock issuable upon conversion of the Series B-2 Resettable Convertible Preferred Stock, $0.001 par value per share (“Series B-2 preferred stock”), we issued to Mendoza Ventures Pre-Seed Fund II LP (“Mendoza”) pursuant to that certain Subscription Agreement, dated as of January 17, 2024 (the “Mendoza Subscription Agreement”), entered into by and between the Company and Mendoza Ventures Pre-Seed Fund II GP, LLC;

●	up to 1,786 shares of Class A common stock issuable upon conversion of the Series B-3 Resettable Convertible Preferred Stock, $0.001 par value per share (“Series B-3 preferred stock”) we issued to Interest Solutions, LLC (“Interest Solutions”) pursuant to that certain Subscription Agreement, dated as of January 29, 2024 (the “Interest Solutions Subscription Agreement”), entered into by and between the Company and Interest Solutions;

●	up to 3,219 shares of Class A common stock issuable upon conversion of the Series B-4 Resettable Convertible Preferred Stock, $0.001 par value per share (“Series B-4 preferred stock”) we issued to Convergency Partners, LLC (“Convergency Partners”) pursuant to that certain Subscription Agreement, dated as of March 25, 2024, entered into by and between the Company and Convergency Partners;

●	up to 245,305 shares of Class A common stock issuable upon conversion of the Series B-5 Resettable Convertible Preferred Stock, $0.001 par value per share (“Series B-5 preferred stock”), we issued to 8F Fund, LP (“8F Fund”) pursuant to that certain Subscription Agreement, dated as of December 27, 2024 (the “8F Fund Subscription Agreement”), entered into by and between the Company and 8F Fund;

●	up to 5,107,787 shares of Class A common stock issuable upon conversion of the Series B-6 Resettable Convertible Preferred Stock, $0.001 par value per share (“Series B-6 preferred stock”), we issued to Pulse Pioneer Fund, LP (“Pulse Pioneer Fund”) pursuant to that certain Subscription Agreement, dated as of April 3, 2025 (the “Pulse Pioneer Fund Subscription Agreement”), entered into by and between the Company and Pulse Pioneer Fund;

●	up to 52,220 shares of Class A common stock issuable upon conversion of the Series B-7 Resettable Convertible Preferred Stock, $0.001 par value per share (“Series B-7 preferred stock”), we issued to Cork & Vines Fund I pursuant to that certain Subscription Agreement, dated as of April 12, 2025 (the “Cork & Vines Fund I Subscription Agreement”), entered into by and between the Company and Cork & Vines Fund I;

●	up to 937,191 shares of Class A common stock issuable upon conversion of the Series B-8 Resettable Convertible Preferred Stock, $0.001 par value per share (“Series B-8 preferred stock”), we issued to Mendoza Ventures Growth Fund III, LP (“Mendoza Ventures Growth Fund III”) pursuant to that certain Subscription Agreement, dated as of May 19, 2025 (the “Mendoza Ventures Growth Fund III Subscription Agreement”), entered into by and between the Company and Mendoza Ventures Growth Fund III;

●	up to 549,636 shares of Class A common stock issuable upon conversion of the Series B-9 Resettable Convertible Preferred Stock, $0.001 par value per share (“Series B-9 preferred stock”), we issued to Cork & Vines Fund I, LP (“Cork & Vines Fund I”) pursuant to that certain Subscription Agreement, dated as of December 31, 2025 (the “Cork & Vines Fund B-9 Subscription Agreement”), entered into by and between the Company and Cork & Vines Fund I;

●	up to 7,047,947 shares of Class A common stock issuable upon conversion of the Series B-10 Resettable Convertible Preferred Stock, $0.001 par value per share (“Series B-10 preferred stock”), we issued to Quartus AI Fund L.P. (“Quartus AI”) pursuant to that certain Subscription Agreement, dated as of April 7, 2026 (the “Quartus AI Subscription Agreement”), entered into by and between the Company and Quartus AI; and

●	up to 4,077,642 shares of Class A common stock issuable upon conversion of the Series B-11 Resettable Convertible Preferred Stock, $0.001 par value per share (“Series B-11 preferred stock”), we issued to Quartus AI Fund II, L.P. (“Quartus AI II”) pursuant to that certain Subscription Agreement, dated as of July 10, 2026 (the “Quartus AI II Subscription Agreement”), entered into by and between the Company and Quartus AI II.

On June 27, 2023, the Company entered into that certain Standby Equity Purchase Agreement (the “2023 SEPA”) with Yorkville, whereby the Company had the right, but not the obligation, to sell to Yorkville up to $250.0 million of Class A common stock, at the Company’s request any time during the commitment period commencing on June 27, 2023 and terminating on the 36-month anniversary of such date. On June 26, 2026, the Company entered into the A&R SEPA to (i) reduce the commitment size of the 2023 SEPA to $100.0 million and extend its maturity on the terms and conditions set forth therein and (ii) provide that Yorkville will advance to the Company the principal amount of $4.0 million evidenced by the Promissory Notes.

As of the date hereof, the Company has not sold any shares of Class A common stock to Yorkville under the A&R SEPA. The Company intends to seek stockholder approval for purposes of Listing Rule 5635(d) of The Nasdaq Stock Market, LLC (“Nasdaq”) to issue more than 20% of the Company’s outstanding shares of Class A common stock as of June 26, 2026 under the A&R SEPA. As of the date hereof, $100.0 million remains available under the A&R SEPA. We are registering hereunder the resale of up to 32,467,532 shares of our authorized shares of Class A common stock pursuant to the A&R SEPA, which represents a portion of the shares that may be issuable to Yorkville under the A&R SEPA.

The shares under the A&R SEPA may be issued and sold to Yorkville under one of two pricing options, at the election of the Company. Under the first option (“Option 1 Pricing”), the Company will sell the shares of Class A common stock to Yorkville at 96% of the Market Price (as defined below) for any period commencing on the receipt of the advance notice by Yorkville and ending on 4:00 p.m. New York City time on the applicable advance notice date (the “Option 1 Pricing Period”). Under the second option (“Option 2 Pricing”), the Company will sell the shares of Class A common stock to Yorkville at 97% of the Market Price for any three consecutive trading days commencing on the advance notice date (the “Option 2 Pricing Period”). “Market Price” is defined as, for any Option 1 Pricing Period, the daily volume weighted average price (“VWAP”) of the Class A common stock on Nasdaq during the Option 1 Pricing Period, and for any Option 2 Pricing Period, the lowest daily VWAP of the Class A common stock on the Nasdaq during the Option 2 Pricing Period.

We may not have access to the full $100.0 million amount available under the A&R SEPA. We may not issue or sell any shares of Class A common stock to Yorkville under the A&R SEPA that, when aggregated with all other shares of Class A common stock then beneficially owned by Yorkville and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 promulgated thereunder), would result in Yorkville and its affiliates beneficially owning more than 4.99% of the outstanding shares of Class A common stock (the “4.99% Beneficial Ownership Limitation”). In addition, the number of shares of Class A common stock that we may issue to Yorkville under the A&R SEPA may not exceed 19.99% of the Company’s outstanding Class A common stock and Class B common stock as of the date of the A&R SEPA (the “A&R SEPA Exchange Cap”). The A&R SEPA Exchange Cap will apply unless the Company obtains stockholder approval to issue in excess of the A&R SEPA Exchange Cap in accordance with the rules of Nasdaq. Furthermore, the Company generally may not submit an Advance Notice (as defined herein) while a balance remains outstanding under a Promissory Note unless it first obtains Yorkville’s prior written consent. Please see “Selling Stockholders — Material Relationships with Selling Holders — A&R SEPA” for more information regarding the A&R SEPA.

In connection with the A&R SEPA, the Company paid Yorkville a structuring fee in the amount of $25,000 and a commitment fee in an amount equal to $1.0 million (the “Commitment Fee”) by the issuance to Yorkville of 280,631 Commitment Fee Shares.

The A&R SEPA also provides for the issuance and sale by the Company of the Promissory Notes issuable in an aggregate principal amount of up to $4.0 million, which will be convertible into shares of the Company’s Class A common stock. On June 30, 2026, the Company issued a Promissory Note to Yorkville, in aggregate principal amount of $2.0 million (the “First Closing”). The Company received the proceeds from the First Closing on July 1, 2026. Yorkville will purchase and the Company will issue an additional $2.0 million in aggregate principal amount of Promissory Notes on the second trading day after the date the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission (the “SEC” and such closing, the “Second Closing”). The Promissory Notes have been or will be issued at an original issue discount of 5%. Contemporaneously with the execution and delivery of the A&R SEPA, certain of the Company’s subsidiaries entered into a global guaranty agreement in favor of Yorkville with respect to the Company’s obligations under the A&R SEPA and the Promissory Notes.

The shares of Class A common stock that may be sold by the Selling Holders and the shares of Class A common stock that may be issued by us are collectively referred to in this prospectus as the “Offered Securities.” We will not receive any of the proceeds from the sale by the Selling Holders of the Offered Securities.

We will bear all costs, expenses and fees in connection with the registration of Offered Securities. The Selling Holders will bear all commissions and discounts, if any, attributable to their respective sales of Offered Securities. We are registering certain shares of our Class A common stock for sale by the Selling Holders pursuant to various registration rights agreements with the Selling Holders. See the section of this prospectus titled “Selling Stockholders” for more information.

Yorkville is an “underwriter” with respect to the Yorkville Shares within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any profits on the sales of the Yorkville Shares by Yorkville and any discounts, commissions, or concessions received by Yorkville with respect to the Yorkville Shares are deemed to be underwriting discounts and commissions under the Securities Act.

The Selling Holders may offer and sell the Offered Securities owned by them covered by this prospectus from time to time, in a number of different ways and at varying prices. If any underwriters, dealers or agents are involved in the sale of any of the Offered Securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.

Our Class A common stock and public warrants (the “Public Warrants”) are listed on The Nasdaq Capital Market under the symbols “BENF” and “BENFW,” respectively. On July 28, 2026, the last reported sales price of the Class A common stock was $3.08 per share, and the last reported sales price of our Public Warrants was $0.0117 per Public Warrant. We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. Certain holders of our Class B common stock, par value $0.001 (the “Class B common stock,” and together with the Class A common stock, the “common stock”) have entered into a stockholders agreement (the “Stockholders Agreement”) concerning the election of directors of the Company, and holders of Class B common stock (the “Class B Holders”) have the right to elect a majority of the Company’s directors. As a result, the Company is a “controlled company” within the meaning of Nasdaq’s listing rules (the “Nasdaq Listing Rules”) and may elect not to comply with certain corporate governance standards.

Investing in our securities involves risks. You should consider the risk factors referred to in the section titled “Risk Factors” beginning on page 5 of this prospectus and in any prospectus supplement hereto, as well as documents we file with the SEC that are incorporated by reference in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. The Selling Holders may, from time to time, sell the securities described in this prospectus. You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Holders have authorized anyone to provide you with different information. Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business,” “Ben,” “Beneficient,” “the Company,” “our company” and similar references refer to Beneficient and its consolidated subsidiaries.

MARKET AND INDUSTRY DATA

Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of the estimates of Beneficient’s management presented herein are based upon review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information by Beneficient’s management. Third-party industry publications and forecasts state that the information contained therein has been obtained from sources generally believed to be reliable, yet not independently verified. The industry data, market data and estimates used in this prospectus involve assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Although we have no reason to believe that the information from industry publications and surveys included in this prospectus is unreliable, we have not verified this information and cannot guarantee its accuracy or completeness. We believe that industry data, market data and related estimates provide general guidance, but are inherently imprecise. The industry in which Beneficient operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this registration statement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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EXPLANATORY NOTE

In order to maintain its listing on Nasdaq, effective April 18, 2024, the Company effected a reverse stock split of its common stock at a ratio of eighty (80) to one (1) and a simultaneous proportionate reduction in the authorized shares of each class of common stock as required by Nevada Revised Statutes (“NRS”) Section 78.207 (the “2024 Reverse Stock Split”). The Company’s Class A common stock commenced trading on a post-reverse stock split basis at market open on April 18, 2024. In order to again maintain its listing on Nasdaq, effective December 15, 2025, the Company effected a second reverse stock split of its common stock at a ratio of eight (8) to one (1) and a simultaneous proportionate reduction in the authorized shares of each class of common stock as required by NRS Section 78.207 (the “2025 Reverse Stock Split”). The Company’s Class A common stock commenced trading on a post-reverse stock split basis at market open on December 15, 2025.

Proportional adjustments were made to the number of shares of common stock issuable upon exercise or conversion of the Company’s equity award, warrants, and other equity instruments convertible into common stock, as well as the applicable exercise price. All share and per share amounts of our common stock presented in this registration statement, of which this prospectus forms a part, have been retroactively adjusted to reflect both the 2024 Reverse Stock Split and the 2025 Reverse Stock Split.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are subject to risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include all statements that are not historical statements of fact and statements regarding, but not limited to, our expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The following is a summary of the principal risks that could adversely affect our business, financial condition, and results of operations:

●	we do not have a significant operating history or an established customer base;
●	our fair value estimates of illiquid assets may not accurately estimate prices obtained at the time we enter into any liquidity transaction, and we cannot provide assurance that the values of the alternative assets underlying the liquidity transactions that we report from time to time will be realized;
●	while we are currently in compliance with all applicable continued listing requirements and standards of Nasdaq, if we are unable to maintain compliance with all applicable continued listing requirements in the future, our securities could be delisted from Nasdaq;
●	we have been notified that events of default have occurred with respect to our credit agreements with HCLP Nominees, L.L.C. (“HCLP”), and we are subject to litigation in connection with the same. As a result of the events of default, HCLP has made attempts to secure the collateral under such agreements;
●	Brad K. Heppner, our former Chairman of the Board of Directors and Chief Executive Officer, was convicted of fraud, has financial interests that conflict with the interests of Beneficient and its stockholders, and following his resignation, Mr. Heppner retains certain rights to nominate candidates for our Board. Additionally, we are currently involved in litigation brought by Mr. Heppner and his affiliates and may be subject to additional litigation in the future;
●	we identified a material weakness in our internal control over financial reporting and our management concluded that our disclosure controls and procedures and internal control over financial reporting were not effective as of March 31, 2025. While we implemented remedial actions and concluded the material weakness was remediated as of June 30, 2025, if we fail to maintain effective disclosure controls and procedures and internal control over financial reporting, it could result in a material misstatement in our financial statements or a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our Class A common stock;
●	future resales of Class A common stock may cause the market price of Class A common stock to drop significantly;
●	the market price for Class A common stock has been, and may continue to be, subject to substantial fluctuations, which may make it difficult for stockholders to sell shares at the volumes, prices, and times desired;
●	we may be adversely affected by negative publicity;
●	we have been involved in a now-terminated SEC investigation and may be subject to other regulatory investigations and proceedings;
●	a determination that we are an unregistered investment company would have serious adverse consequences;

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●	the Company is currently involved in legal proceedings, has been involved in government investigations, and may be a party to additional claims, litigation and government investigations in the future;
●	our liquidity, profitability and business may be adversely affected by concentrations of assets, which are collateralized by a portion of the cash flows from the exchanged alternative assets (the “Collateral”);
●	we engage in related party transactions, which may result in conflicts of interest involving our senior management;
●	usage of our Class A common stock or securities convertible into Class A common stock as consideration for the Customer ExAlt Trusts’ (as defined herein) investments in alternative assets may create significant volatility in our investment income and the price of our Class A common stock;
●	our current inability to raise sufficient capital, recurring losses from operations, negative cash flows from operations, existing events of default on our related party debts, delays in executing our business plans and the results from the recent confirmation by the Texas Court of Appeals confirming a previous equity arbitration award raise substantial doubt regarding our ability to continue as a going concern. If we are unable to obtain sufficient additional funding, do not have access to capital or are not successful in negotiating a settlement with the equity arbitration claimant or otherwise reducing the potential current cash requirements associated with the arbitration, we may be required to terminate or significantly curtail our operations;
●	our liquidity, profitability and business may be adversely affected by an inability to access, or ability to access only on unfavorable terms, the capital markets, and we may never obtain the maximum anticipated proceeds contemplated under the current capital raising agreements such as the A&R SEPA;
●	the due diligence process that we undertake in connection with any liquidity transaction may or may not reveal all facts that may be relevant in connection with such liquidity transaction;
●	poor performance of our Collateral would cause a decline in our revenue, income and cash flow and could adversely affect our ability to raise capital for future liquidity transactions;
●	we historically had a substantial amount of goodwill and intangible assets, which we have been, and may in the future be, required to write down any remaining value of our goodwill due to impairment;
●	we are subject to repayment risk in connection with our liquidity transactions;
●	transfer restrictions applicable to alternative assets may prevent us from being able to attract a sufficient number of Customers (as defined herein) to achieve our business goals;
●	our operations, products and services may be negatively impacted by changes in economic and market conditions;
●	shares of Class A common stock and Series A and Series B preferred stock issued by Beneficient are structurally subordinated to interests in Beneficient Company Holdings, L.P. (“BCH”), a subsidiary of Beneficient;
●	allocations of write downs in the value of our intangible assets and goodwill due to impairment will result in a decrease in the capital account balance of the Class A Units of BCH (the “BCH Class A Units”) indirectly held by the Company;
●	we may incur fines, penalties and other negative consequences from regulatory violations;
●	we may be impacted adversely by claims or litigation, including claims or litigation relating to our fiduciary responsibilities;
●	if we are unable to protect our intellectual property rights, our business could be negatively affected;
●	Beneficient’s board of directors (the “Board”) and management have significant control over Beneficient’s business;
●	we may issue additional shares of authorized common stock or preferred stock without stockholder approval subject to the applicable rules of Nasdaq and Nevada law, which would dilute existing stockholder interests;
●	the holders of Class B common stock have the right to elect a majority of the Board and the ability to vote with Class A common stock in director elections for the remaining directors, with each share of Class B common stock having 10 votes per share;
●	the Company may engage in transactions that represent a conflict of interest, with the review of such transactions subject to the Nevada statutory business judgment rule; and
●	other risks, uncertainties and factors set forth in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended March 31, 2026 (the “Annual Report”), as well as those described from time to time in our future reports filed with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements set forth under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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PROSPECTUS SUMMARY

Overview

We are a technology-enabled financial services company that provides simple, rapid, and cost-effective liquidity solutions and related trustee, custody and trust administrative services to participants in the alternative asset industry. Through our business line operating subsidiaries (each a “Ben Business Unit” and collectively, the “Ben Business Units”), Ben Liquidity, Ben Custody, and Ben Markets (each as defined below), we seek to provide solutions in the alternative asset investment market for individual and institutional investors, general partners and sponsors (“GPs”) and the alternative asset funds they manage (“Customers”). Following receipt of regulatory approval, our Ben Business Units are expected to include an additional business line, Ben Insurance Services. Our products and services are designed to meet the unmet needs of mid-to-high net worth (“MHNW”) individual investors, small-to-midsize institutional (“STMI”) investors, family offices (“FAMOs”) and GPs, which collectively are our Customers.

Currently, our primary operations relate to our liquidity, primary capital, trustee, custody and alternative asset trust administration products and services through Ben Liquidity, L.L.C. and its subsidiaries (collectively, “Ben Liquidity”) and Ben Custody, L.L.C. and its subsidiaries (collectively, “Ben Custody”), respectively.

Through Ben Liquidity, we finance liquidity and primary capital transactions for our Customers using a proprietary trust structure we implement for our Customers (we refer to such trusts collectively as the “Customer ExAlt Trusts”). The Customer ExAlt Trusts facilitate the exchange of a Customer’s alternative assets or to fulfill a Customer’s primary capital needs for consideration using a proprietary financing structure (such structure and related process, the “ExAlt PlanTM”). In the ExAlt PlanTM financings, a subsidiary of Ben Liquidity, Beneficient Fiduciary Financial, L.L.C. (“BFF”), a Kansas based trust company that provides fiduciary financing (or “fidfin”) to fidfin trusts, makes loans (each, an “ExAlt Loan”) to certain of the Customer ExAlt Trusts, which in turn employ a portion of the loan proceeds to acquire and deliver agreed upon consideration to the Customer in exchange for their alternative assets or to fulfill their primary capital needs. Since becoming a public company, we have also offered shares of our Class A common stock or convertible preferred stock in financings as consideration for the Customer ExAlt Trusts to meet capital calls or make other capital contributions in alternative asset funds. BFF is chartered as a Kansas Technology Enabled Fiduciary Financial Institution (“TEFFI”) under the Technology-Enabled Fiduciary Financial Institution Act (the “TEFFI Act”) and regulated by the Kansas Office of the State Bank Commissioner (the “OSBC”). Only BFF, our subsidiary, is regulated by the OSBC. The OSBC does not regulate the entirety of Ben. Ben Liquidity generates interest and fee income earned in connection with the ExAlt Loans, which are collateralized by a portion of the cash flows from the exchanged alternative assets (the “Collateral”). While the ExAlt Loans and the related interest and fee income and provision for credit losses are eliminated upon consolidation of the Customer ExAlt Trusts solely for financial reporting purposes, such amounts directly impact the allocation of income (loss) to Ben’s and BCH’s equityholders.

Through Ben Custody, we currently provide an extensive line of trustee and custody services, alternative asset trust administration, and data management services to the trustees of the Customer ExAlt Trusts and other Customers through BFF, and other of our subsidiaries, for fees payable quarterly.

Through Ben Markets, we provide broker-dealer services through our subsidiary, AltAccess Securities Company, L.P., a Financial Industry Regulatory Authority, Inc. (“FINRA”) member and Securities and Exchange Commission (“SEC”) registered broker-dealer, and transfer agent services through our subsidiary, Beneficient Transfer and Clearing Company, L.L.C., an SEC registered transfer agent, each in connection with offering our liquidity products.

While Ben’s financial products and services are presently primarily offered through Ben Liquidity and Ben Custody, Ben plans to expand its capabilities under Ben Custody and provide additional products and services through Ben Insurance, L.L.C. and its subsidiaries (collectively, “Ben Insurance Services”) and Ben Markets L.L.C., including its subsidiaries (“Ben Markets”) in the future. Ben Insurance Services plans to provide insurance products and services to certain “affiliates” (as defined in the Kansas Captive Insurance Act), including the Customer ExAlt Trusts, custody accounts and other trusts for which BFF serves as trustee or custodian, to cover risks attendant to the ownership, management and transfer of alternative assets and financings related to alternative asset transactions. On August 8, 2025, our subsidiary, Beneficient Insurance Company, L.L.C. (“BIC”), voluntarily withdrew its filed application for an insurance charter with the Commissioner of Insurance of the State of Kansas, but intends to resubmit the application in the future. Additionally, BIC’s wholly-owned subsidiary, PEN Indemnity Insurance Company, LTD. (“PEN”) had been registered and licensed as a Class 3 insurer with the Bermuda Monetary Authority under the Bermuda Insurance Act of 1978, but the Company has decided to not seek approval from the Bermuda authorities for PEN to become operational. The Company is in the process of dissolving the relevant Bermuda entities.

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Each of our liquidity, primary capital, custody, trustee, trust administration, transfer agent and broker-dealer products and services are structured to be deliverable to our Customers through our online digital platform, AltAccess. AltAccess serves as the centralizing hub of our business and is an interactive, secure, end-to-end portal through which Customers select among our products and services and complete transactions in a regulated environment. Our internal technology team developed Ben’s AltAccess enterprise software systems and managed services, which consist of an integrated array of proprietary and third-party software solutions curated together to power the AltAccess platform enabling our Customers to access our products and services, select those that fit their specific needs and close transactions with Ben. The AltAccess platform is designed to ultimately be provided through a software as a service (“SaaS”) model to multiple intermediaries, including commercial lenders, and to be accessed through an application programming interface (“API”) for these intermediaries to deploy in their businesses. Ben AltAccess’s online platform is presently no longer publicly accessible as it is being re-engineered to better meet the needs of our Customers. In the interim, we plan to continue to meet the needs of our Customers seeking liquidity, custody, trust and data services for their alternative assets via other methods.

AltAccess is designed to operate seamlessly across the Ben Business Units, each of which is subject to regulation by various state and federal regulatory agencies. We believe Ben’s utilization of a centralized portal as a core capability and tool for our Customer’s seamless access to a range of alternative assets products and services is unique in the industry. In conducting its trustee, custodial, fiduciary financing and other authorized operations, BFF is regulated by the OSBC (the OSBC does not regulate the entirety of Beneficient). As a result, our AltAccess platform is periodically examined by the OSBC, and has previously been further assessed by a third-party organization who issued a System and Organizational Controls (“SOC”) 2 type 2 and SOC 3 compliance report for the benefit of our Customer users for the year ended March 31, 2025. The Company did not engage this third-party organization in the current or prior fiscal year to complete such SOC compliance reports and may not seek such engagements in future periods either.

The Customer ExAlt Trusts’ distributions on alternative assets support the repayment of the ExAlt Loans plus any related interest and fees. For financial reporting purposes, even though they are not legally owned by Ben, the Customer ExAlt Trusts are required to be consolidated subsidiaries of Ben under accounting principles generally accepted in the United States (“U.S. GAAP”). As a result, Ben Liquidity’s ExAlt Loans and related interest and fee income and provision for credit losses and Ben Custody’s fee income are eliminated in the presentation of our consolidated financial statements solely for financial reporting purposes; however, such amounts directly impact the allocation of income (loss) to Ben’s or BCH’s equityholders.

Under the applicable trust and other agreements, certain Texas and Kansas charities are the ultimate beneficiaries of the Customer ExAlt Trusts (which we refer to as “Charities” or “Economic Growth Zones” respectively, and collectively, the “Charitable Beneficiaries”), and their interests are reported as noncontrolling interests in our consolidated financial statements. The TEFFI Act requires that two and a half percent (2.5%) of the cash distributions from alternative assets serving as collateral to Ben Liquidity loans be charitably contributed by certain of the Customer ExAlt Trusts to a designated Kansas Economic Growth Zone. Accordingly, for ExAlt Loans originated on or after December 7, 2021, Economic Growth Zones are paid $0.025 for every $1.00 received by an ExAlt Trust from the corresponding alternative assets. For ExAlt Loans originated prior to December 7, 2021, in accordance with the terms of the applicable trust and other agreements, the Charitable Beneficiaries of the Customer ExAlt Trusts formed prior to such date, are paid $0.05 for every $0.95 paid to the applicable ExAlt Loan lender. To facilitate the payments to the Economic Growth Zones and Charities, we engage in an effort to deploy assets and cash and may experience costs as a result. As our business expands, we expect that these costs could grow.

Recent Developments

A&R Standby Equity Purchase Agreement

On June 26, 2026, the Company amended and restated the 2023 SEPA in its entirety to (i) reduce the commitment size of the 2023 SEPA to $100 million and extend its maturity on the terms and conditions set forth therein and (ii) provide that Yorkville will advance to the Company the principal amount of $4.0 million evidenced by the Promissory Notes. For additional information regarding the terms of the A&R SEPA, see “Selling Stockholders — Material Relationships with Selling Holders — A&R SEPA”.

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Recent Financings

On January 5, 2026, the Company issued 302,273 shares of its Series B-9 preferred stock, with such Series B-9 preferred stock being convertible into shares of the Company’s Class A common stock, to Cork & Vines Fund I with respect to limited partner interest in an investment fund with a NAV of $3.0 million. The Series B-9 preferred stock is convertible at a conversion price of $7.1332 per share. The Series B-9 conversion price is subject to reset from time to time and a floor price of $5.3499 per share. A maximum of 565,007 shares of Class A common stock may be issued upon conversion of the Series B-9 preferred stock.

On April 8, 2026, the Company issued 875,214 shares of its Series B-10 preferred stock, with such Series B-10 preferred stock being convertible into shares of the Company’s Class A common stock, to Quartus AI with respect to a limited partner interest in an investment fund with a NAV of $8.75 million. The Series B-10 preferred stock is convertible into Class A common stock initially at a conversion price of $3.5479 per share. The Series B-10 conversion price is subject to reset from time to time and a floor price of $1.2418 per share. A maximum of 7,047,947 shares of Class A common stock may be issued upon conversion of the Series B-10 preferred stock.

On July 10, 2026, the Company issued 744,455 shares of its Series B-11 preferred stock, with such Series B-11 preferred stock being convertible into shares of the Company’s Class A common stock, to Quartus AI II with respect to a limited partner interest in an investment fund with a NAV of $7.44 million. The Series B-11 preferred stock is convertible into Class A common stock initially at a conversion price of $3.6514 per share. The Series B-11 conversion price is subject to reset from time to time and a floor price of $1.8257 per share. A maximum of 4,077,642 shares of Class A common stock may be issued upon conversion of the Series B-11 preferred stock.

Asset Sales Initiative

In an effort to address cash flow restraints the Company has been experiencing primarily relating to delays in distributions and other realization events on the interests in alternative assets held by the Customer ExAlt Trusts, the Company has commenced an initiative (the “Asset Sales Initiative”) to sell or otherwise monetize a portion of the assets reported on the Company’s consolidated balance sheet, including assets and additional investments held by the Customer ExAlt Trusts if, as and when prudent. The proceeds received by the Company following the asset sales upon repayment of corresponding loans are expected to be used to satisfy existing obligations of the Company, including, but not limited to, payments owed to creditors, vendors, and to cover operating expenses.

As part of the Asset Sales Initiative, on March 30, 2026, entities (“Sellers”) held by a Customer ExAlt Trust and managed by an indirect subsidiary of the Company completed the sale of beneficial interests with respect to certain limited partner interests held for the benefit of such Customer ExAlt Trust. The Sellers received aggregate gross proceeds of approximately $1.0 million for the sale of such interest included in this transaction. In April and May 2026, these entities completed additional sales for gross proceeds of approximately $2.7 million. In June 2026, these entities completed additional sales for gross proceeds of approximately $3.6 million. The Sellers paid brokerage commissions and certain transaction costs out of such gross proceeds. The remainder of the proceeds were distributed to the Customer ExAlt Trust, which then used such proceeds as follows: (i) a portion (2.5%) of the proceeds will be distributed to the beneficiaries of the Customer ExAlt Trust and (ii) the remainder was paid to a subsidiary of the Company as payment on outstanding accrued fees (if any) and/or a loan repayment on the outstanding loan issued by BFF to such Customer ExAlt Trust. The proceeds for the fee payment and the loan repayment were then available for use by the Company.

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Corporate Information

Our Class A common stock and Public Warrants are listed on Nasdaq under the symbols “BENF” and “BENFW,” respectively. Beneficient’s principal executive offices are located at 325 N. Saint Paul St., Suite 4850, Dallas, Texas 75201, and its phone number is (214) 445-4700. Beneficient’s website is https://www.trustben.com/. Information found on or accessible through our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

Implications of Being an Emerging Growth Company, a Smaller Reporting Company and a Controlled Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies that file periodic reports with the SEC. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this prospectus, subject to certain exceptions;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:

●	the last day of the fiscal year that follows the fifth anniversary of the effectiveness of our registration statement on Form S-4 in connection with the Business Combination (defined herein);

●	the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

●	the date on which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act; and

●	the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” Pursuant to the terms of the Stockholders Agreement, the Class B Holders have the right to elect a majority of the Company’s directors. As a result, we are a “controlled company” within the meaning of the Nasdaq Listing Rules. A controlled company may elect not to comply with certain corporate governance standards. If we cease to be a “controlled company” and our securities continue to be listed on Nasdaq, we will be required to comply with these standards within the applicable transition period.

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RISK FACTORS

An investment in our securities involves a variety of risks, some of which are specific to us and some of which are inherent to the industry in which we operate. The following risks and other information in this prospectus including our consolidated financial statements and related notes should be read carefully before investing in our securities. These risks may adversely affect our financial condition, results of operations or liquidity. Many of these risks are out of our direct control, though efforts are made to manage those risks while optimizing financial results. These risks are not the only risks we face. Additional risks and uncertainties that we are not aware of or focused on or that we currently deem immaterial may also adversely affect our business and operations. This prospectus is qualified in its entirety by all these risk factors. References in this section to the “Company,” “Ben,” “we,” “us,” or “our” refer to Beneficient and its subsidiaries.

Substantial future sales of shares of Class A common stock could cause the market price of our shares of Class A common stock to decline.

We have agreed, at our expense, to prepare and file with the SEC certain registration statements providing for the resale of shares of Class A common stock, including this registration statement. The resale, or expected or potential resale, of a substantial number of our shares of Class A common stock in the public market could adversely affect the market price for our shares of Class A common stock and make it more difficult for you to sell your shares of Class A common stock at times and prices that you feel are appropriate. In particular, as a result of the A&R SEPA, Yorkville is an “underwriter” as such term is defined in Section 2(a)(11) of the Securities Act, and the A&R SEPA contemplates that Yorkville will resell any shares of Class A common stock we may issue and sell pursuant thereto. Furthermore, we expect that, because there will be a large number of shares registered, Yorkville will continue to offer such covered securities for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time.

The issuances of additional shares of Class A common stock under the A&R SEPA may result in dilution of holders of Class A common stock and have a negative impact on the market price of the Class A common stock.

Pursuant to the A&R SEPA, we may issue and sell up to $100.0 million of shares of Class A common stock to Yorkville. The price at which we may issue and sell shares may be at either (i) 96% of the daily VWAP of the Class A common stock for any period commencing on the receipt of the advance notice by Yorkville and ending on 4:00 p.m. on the applicable advance notice date or (ii) 97% of the lowest daily VWAP of the Class A common stock during the three trading days following a notice to sell to Yorkville, provided that we are subject to certain caps on the amount of shares of Class A common stock that we may sell on any single day. Assuming that (a) we issue and sell the full $100.0 million of shares of Class A common stock under the A&R SEPA to Yorkville, (b) no 4.99% Beneficial Ownership Limitation, and (c) the issue price for such sales is $3.00 or $5.00 per share, such additional issuances would represent in the aggregate approximately 33,333,333 or 20,000,000 additional shares of Class A common stock, respectively, or approximately 68.4% or 56.5% of the total number of shares of Class A common stock outstanding as of the date hereof, after giving effect to such issuance. Excluding the Commitment Fee Shares, the Conversion Shares and the Warrant Shares and assuming that the 4.99% Beneficial Ownership Limitation is not waived, we may issue approximately 808,189 shares of Class A common stock pursuant to the A&R SEPA, or approximately 4.99% of the total number of shares of Class A common stock outstanding as of the date hereof. The timing, frequency, and the price at which we issue shares of Class A common stock are subject to market prices and management’s decision to sell shares of Class A common stock, if at all. However, the 4.99% Beneficial Ownership Limitation does not prevent Yorkville from selling some or all of the shares of Class A common stock it acquires and then acquiring additional shares, consequently resulting in Yorkville being able to sell in excess of the 4.99% Beneficial Ownership Limitation despite not holding more than 4.99% of Beneficient’s outstanding shares of Class A common stock at any given time.

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Upon effectiveness of this registration statement, Yorkville may resell all, some or none of its shares of Class A common stock it beneficially owns from time to time in its discretion and at different prices subject to the terms of the A&R SEPA. As a result, investors will likely pay different prices for those shares, and so may experience different levels of dilution (and in some cases substantial dilution) and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase as a result of future issuances by the Company, whether to Yorkville or others at prices lower than the prices such investors paid for their shares. In addition, if we issue a substantial number of shares to such parties, or if investors expect that we will do so, the actual sales of shares or the mere existence of the A&R SEPA may adversely affect the price of our Class A common stock or make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price, or at all.

The issuance, if any, of Class A common stock would not affect the rights or privileges of the Company’s existing stockholders, except that the economic and voting interests of existing stockholders would be diluted. Although the number of shares of Class A common stock that existing stockholders own would not decrease as a result of these additional issuances, the shares of Class A common stock owned by existing stockholders would represent a smaller percentage of the total outstanding shares of Class A common stock after any such issuance, potentially significantly smaller.

We will have broad discretion in the use of the net proceeds under the A&R SEPA and may not use them effectively.

We currently intend to use the net proceeds from the A&R SEPA and the Promissory Notes for working capital and general corporate purposes, which may include the financing of liquidity transactions for alternative assets in our ordinary course of business. Furthermore, we may use net proceeds from the A&R SEPA and the Promissory Notes for payments to related parties in connection with, among other things, services fee payments, debt payments, dividend payments or indemnification obligations. For additional information, see the section of this prospectus titled “Use of Proceeds” and “Certain Beneficient Relationships and Related Party Transactions” set forth in the Company’s Annual Report. We will have broad discretion in the application of the net proceeds in the category of general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as our funding requirements and the availability and costs of other funds. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our securityholders.

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USE OF PROCEEDS

All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales. However, we may receive up to approximately $3.5 million in proceeds upon payment of the exercise price of the Yorkville Warrants from time to time after the date of this prospectus. We also expect to receive proceeds from sales of Class A common stock that we may elect to make to Yorkville pursuant to the A&R SEPA, if any, and from the issuance of the Promissory Notes from time to time in our discretion. The net proceeds from sales, if any, under the A&R SEPA, will depend on the frequency and prices at which we sell shares of Class A common stock to Yorkville after the date of this prospectus. See “Selling Stockholders — Material Relationships with Selling Holders — A&R SEPA” for a description of how the price at which we may sell shares of Class A common stock to Yorkville is calculated pursuant to the A&R SEPA.

As of the date of this prospectus, we received approximately $9.9 million in aggregate gross proceeds from the sale of our Class A common stock to Yorkville pursuant to the 2023 SEPA. Additionally, we have received approximately $1.9 million in aggregate gross proceeds from the sale of the Promissory Notes to Yorkville under the A&R SEPA, and we expect to receive an additional $1.9 million in aggregate gross proceeds in connection with the Second Closing.

The Selling Holders will pay any brokerage fees or commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in selling the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

We expect to use any proceeds that we receive under the A&R SEPA and from the issuance of the Promissory Notes for working capital and general corporate purposes, which may include the financing of liquidity transactions for alternative assets in our ordinary course of business. Furthermore, we may use net proceeds from the A&R SEPA and from the issuance of the Promissory Notes for payments to related parties in connection with, among other things, services fee payments, debt payments, dividend payments or indemnification obligations. For additional information regarding payments to related parties, see the section titled “Certain Beneficient Relationships and Related Party Transactions” set forth in the Company’s Annual Report. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

DETERMINATION OF OFFERING PRICE

Pursuant to the terms of the A&R SEPA, the A&R SEPA Shares will be issued and sold to Yorkville at a per share price equal to, at the election of the Company as specified in the relevant Advance Notice (as defined in the A&R SEPA), either: (i) 96% of the Market Price for any period commencing on the receipt of the Advance Notice by Yorkville and ending on 4:00 p.m. New York City time on the applicable Advance Notice Date (as defined in the A&R SEPA), or (ii) 97% of the Market Price for any three consecutive trading days commencing on the Advance Notice Date. We cannot currently determine the price or prices at which shares of our Class A common stock may be sold by the other Selling Holders under this prospectus as the price will be determined by the prevailing public market price for shares of our Class A common stock, by negotiations between such Selling Holders and the buyers of our Class A common stock in private transactions or as otherwise described in the section titled “Plan of Distribution.”

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 625,000,000 shares of our Class A common stock, 31,250 shares of Class B common stock and 250,000,000 shares of preferred stock, par value $0.001, of which 50,000,000 are designated as shares of Series A preferred stock, par value $0.001 (“Series A preferred stock”), 6,691,082 shares of Series B preferred stock, par value $0.001 (“Series B preferred stock”), which consist of 3,768,995 shares of Series B-1 preferred stock, par value $0.001 (“Series B-1 preferred stock”), 200,000 shares of Series B-2 preferred stock, 20,000 shares of Series B-3 preferred stock, 6,932 shares of Series B-4 preferred stock, 468,481 shares of Series B-5 preferred stock, 965,576 shares of Series B-6 preferred stock, 23,333 shares of Series B-7 preferred stock, 191,037 shares of Series B-8 preferred stock, 302,273 shares of the Series B-9 preferred stock, 875,214 shares of the Series B-10 preferred stock and 744,455 shares of the Series B-11 preferred stock, pursuant to the respective certificates of designation.

Common Stock

Voting

Each holder of our Class A common stock is entitled to one vote per each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and each holder of our Class B common stock is entitled to 10 votes per share on all matters on which stockholders generally are entitled to vote. Holders of shares of common stock vote as a single class, except for certain matters for which only holders of Class B common stock are entitled to vote. Pursuant to the Stockholders Agreement by and among Beneficient, Beneficient Holdings, Inc. (“BHI”), Hicks Holdings Operating, LLC and Bruce Schnitzer, the Class B Holders agreed to vote their shares as specified therein with respect to the directors to be elected by the Class B Holders (the “Class B Directors”) and Beneficient agreed to not take certain actions without the consent of the Class B common stock.

Dividends

Subject to preferences that may apply to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably any dividends that our Board may declare out of funds legally available for that purpose on a non-cumulative basis; provided, however, that in the case of any dividends in common stock, holders of Class A common stock are entitled only to receive Class A common stock and holders of Class B common stock are entitled only to receive Class B common stock. In no event will the shares of either Class A common stock or Class B common stock be split, divided, or combined unless the outstanding shares of the other class are proportionally split, divided or combined.

Liquidation or Dissolution

In the event of our liquidation, dissolution, distribution of assets or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the applicable liquidation preference of any outstanding shares of preferred stock, including shares of Series A preferred stock and Series B preferred stock.

Conversion and Transferability

Shares of Class A common stock are not convertible into any other shares of our capital stock. Shares of Class B common stock are convertible into shares of Class A common stock at any time at the option of the holder or upon any transfer, except for certain transfers described in our articles of incorporation. Common stock (including common stock obtained from the conversion of Series A preferred stock) held by parties to lock-up agreements are subject to contractual transfer restrictions.

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Other Provisions

Holders of common stock have no preemptive or subscription rights. There are no redemption or sinking fund provisions applicable to shares of common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of Series A preferred stock and shares of any other series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our articles of incorporation, our Board is authorized, subject to limitations prescribed by the NRS and by our articles of incorporation, to issue up to 250,000,000 shares of preferred stock in one or more series without further action by the holders of common stock, and 50,000,000 shares of preferred stock are designated as shares of Series A preferred stock, 6,691,082 shares of preferred stock are designated as Series B preferred stock, which consist of 3,768,995 shares of Series B-1 preferred stock, 200,000 shares of Series B-2 preferred stock, 20,000 shares of Series B-3 preferred stock, 6,932 shares of Series B-4 preferred stock, 468,481 shares of Series B-5 preferred stock, 965,576 shares of Series B-6 preferred stock, 23,333 shares of Series B-7 preferred stock, 191,037 shares of Series B-8 preferred stock, 302,273 shares of Series B-9 preferred stock, 875,214 shares of Series B-10 preferred stock and 744,455 shares of Series B-11 preferred stock pursuant to the respective certificates of designation.

Our Board has the discretion, subject to limitations prescribed by the NRS, our articles of incorporation and the Stockholders Agreement, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The rights, preferences, privileges and restrictions of Series A preferred stock and the Series B preferred stock are described below.

Series A Preferred Stock

Maturity

Subject to the redemption and conversion rights described below, shares of Series A preferred stock are perpetual securities.

Priority

Shares of Series A preferred stock rank, with respect to dividend rights and/or distribution rights upon the liquidation, winding up or dissolution, as applicable, of Beneficient: (i) senior to shares of common stock and each other class or series of capital stock of Beneficient, the terms of which do not expressly provide that such class or series ranks senior or on parity to shares of Series A preferred stock as to dividend rights or distribution rights upon Beneficient’s liquidation, winding up or dissolution; (ii) on parity with any class or series of capital stock of Beneficient, the terms of which expressly provide that such class or series ranks on parity with shares of Series A preferred stock as to dividend rights and distribution rights upon Beneficient’s liquidation, winding-up or dissolution; and (iii) junior to each class or series of capital stock of Beneficient, the terms of which expressly provide that such class or series ranks senior to shares of Series A preferred stock as to dividend rights or distribution rights upon Beneficient’s liquidation, winding-up or dissolution.

Voting

Holders of Series A preferred stock are not entitled to vote on any matter, except as required by law.

Dividends

Holders of Series A preferred stock are entitled to receive ratably any dividends that our Board declares and pays on the common stock, on an as-converted basis, when paid to holders of common stock.

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Liquidation or Dissolution

The initial liquidation preference of Series A preferred stock is $0.001 per share, plus any declared but unpaid dividends (the “Series A Liquidation Preference”). In the event of our liquidation, dissolution or winding up, holders of Series A preferred stock are entitled to receive, per share of Series A preferred stock, the Series A Liquidation Preference or, prior to the Series A preferred stock Conversion Date (as defined herein), if a greater amount, the amount such holder would have received had their shares of Series A preferred stock converted into Class A common stock immediately prior to such liquidation event.

Conversion, Transferability and Exchange

Following the Company’s business combination with Avalon Acquisition Inc. (“Avalon” and such transaction, the “Business Combination”), 2,796,864 shares of Series A preferred stock were issued and outstanding. Because the Series A preferred stock was not expected to be publicly listed, the Series A preferred stock converted into one-quarter of a share of Class A common stock, which resulted in the issuance of 1,075 shares of Class A common stock. As of March 31, 2026, no shares of Series A preferred stock were issued and outstanding.

Redemption

At any time beginning 30 days after a registration statement under the Securities Act has been declared effective with respect to the issuance of Class A common stock and Series A preferred stock upon the exercise of the Public Warrants (the “Series A preferred stock Conversion Date”), Beneficient may redeem, ratably, in whole or, from time to time in part, the shares of Series A preferred stock of any holder then outstanding at the Series A Liquidation Preference in cash. Holders of shares of Series A preferred stock do not have the right to require Beneficient to redeem their shares of Series A preferred stock under any circumstances.

Sinking Fund

Shares of Series A preferred stock are not subject to or entitled to the operation of a retirement or sinking fund.

Series B Preferred Stock

The Series B preferred stock has various subclasses, however, the general rights, preferences, privileges and restrictions of these equity securities are described below. Each of the Series B preferred stock has a par value of $0.001 per share. Cumulatively through July 28, 2026, eleven subclasses of Series B preferred stock have been issued, and ten subclasses of Series B preferred stock remain outstanding. The most significant difference in the various subclasses of the Series B preferred stock pertains to the conversion rate and the mandatory conversion periods, both of which are described below.

Maturity

Subject to the redemption and conversion rights described below, shares of Series B preferred stock are perpetual securities.

Priority

Shares of Series B preferred stock subclasses No. 1 through No. 9 rank, with respect to dividend rights and/or distribution rights upon the liquidation, winding up or dissolution, as applicable, of Beneficient as: (i) pari passu with respect to the Class A common stock; (ii) junior with respect to the Series A preferred stock and each other series of preferred stock; (iii) senior, pari passu or junior with respect to any other series of preferred stock, as set forth in the terms with respect to such preferred stock; and (iv) junior to all existing and future indebtedness of the Beneficient.

Shares of Series B preferred stock subclasses No. 10 and No. 11 rank, with respect to dividend rights and/or distribution rights upon the liquidation, winding up or dissolution, as applicable, of Beneficient as: (i) junior with respect to the Series A preferred stock; (ii) pari passu with respect to the Class A common stock and each other series of Series B preferred stock, (iii) senior, pari passu or junior with respect to any other series of preferred stock, as set forth in the terms with respect to such preferred stock; and (iv) junior to all existing and future indebtedness of the Beneficient.

Voting

Holders of Series B preferred stock are not entitled to vote on any matter, except as required by law.

Dividends

Holders of Series B preferred stock are entitled to receive ratably any dividends that our Board declares and pays on the Common Stock, on an as-converted basis, when paid to holders of Common Stock. Beneficient may, subject to customary restrictions, but is not required to, declare or pay any dividends solely on shares of Series B preferred stock.

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Liquidation or Dissolution

The initial liquidation preference of Series B preferred stock is $10.00 per share, plus any declared but unpaid dividends (the “Series B Liquidation Preference”). In the event of our liquidation, dissolution or winding up, holders of Series B preferred stock are entitled to receive, per share of Series B preferred stock, the Series B Liquidation Preference amount such holder would have received had their shares of Series B preferred stock converted into Class A common stock immediately prior to such liquidation event.

Conversion, Transferability and Exchange

In the event of specified extraordinary transactions, as a result of which shares of Class A common stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof), each share of Series B preferred stock outstanding immediately prior to such event will, without the consent of the holders of Series B preferred stock, become convertible into the kind of stock, other securities or other property or assets that such holder would have been entitled to receive if such holder had converted its shares of Series B preferred stock into shares of Class A common stock immediately prior to such event.

Optional Conversion

The conversion price is determined generally based on a volume weighted price of the Class A common stock at the time the Series B preferred stock is issued. The conversion price for the various subclasses of Series B preferred stock are set forth in the table below (the “Conversion Price”). Each share of Series B preferred stock is convertible at the option of the holder thereof into a number of shares of Class A common stock that is equal to $10.00 divided by Conversion Price then in effect as of the date of such notice (the “Conversion Rate”). For Series B preferred stock subclasses No. 1 through No. 4, the Conversion Price is subject to reset on certain dates (generally monthly) following the date of issuance of the Series B preferred stock, subject to adjustment, including the reset Conversion Price cannot adjust lower than 50% of the initial Conversion Price or generally, higher than the initial Conversion Price. For the Series B-5 preferred stock, the Conversion Price is subject only to customary adjustment and is otherwise fixed at $5.55. For Series B preferred stock subclasses No. 6 through No. 9, the Conversion Price is subject to reset on certain dates (generally monthly) following the date of issuance of the Series B preferred stock, subject to adjustment, including the reset Conversion Price cannot adjust lower than 75% of the initial Conversion Price or generally, higher than the initial Conversion Price. For the Series B-10 preferred stock and the Series B-11 preferred stock, the Conversion Price is subject to reset on certain dates (generally monthly) following the date of issuance of the Series B preferred stock, subject to adjustment, including the reset Conversion Price cannot adjust lower than 35% and 50%, respectively, of the initial Conversion Price or generally, higher than the initial Conversion Price.

Series of Preferred Stock	Initial Conversion Price	Floor Conversion Price	Maximum Number of Shares of Class A common stock issuable
Series B-1 Preferred Stock	$3,494.40	$1,747.20	21,572
Series B-2 Preferred Stock	$256.00	$128.00	15,625
Series B-3 Preferred Stock	$224.00	$112.00	1,786
Series B-4 Preferred Stock	$43.07	$21.54	3,219
Series B-5 Preferred Stock	$5.55	$5.55	245,305
Series B-6 Preferred Stock	$2.52	$1.89	5,107,787
Series B-7 Preferred Stock	$2.38	$1.79	130,557
Series B-8 Preferred Stock	$2.72	$2.04	937,191
Series B-9 Preferred Stock	$7.13	$5.35	565,007
Series B-10 Preferred Stock	$3.55	$1.24	7,047,947
Series B-11 Preferred Stock	$3.65	$1.83	4,077,642

On October 3, 2023, 3,768,995 shares of Series B-1 preferred stock converted into 21,572 shares of Class A common stock. On July 13, 2026, Pulse Pioneer Fund converted 96,558 shares of its Series B-6 preferred stock into 383,046 shares of Class A common stock. On January 5, 2026, Cork & Vines Fund I converted 1,667 shares of its Series B-7 preferred stock into 48,955 shares of Class A common stock. Additionally, on each of January 28, 2026, April 7, 2026, July 2, 2026, Cork & Vines Fund I converted 2,334 shares of its Series B-7 preferred stock into 9,794 shares of Class A common stock. On July 13, 2026, Cork & Vines Fund I converted 302,273 shares of its Series B-9 preferred stock into 226,005 shares of Class A common stock.

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Mandatory Conversion

Each outstanding share of Series B preferred stock will automatically convert into a number of shares of Class A common stock (the “Mandatory Conversion”) at the Conversion Rate then in effect on the date that is the earliest to occur of: (a) 210 calendar days (for the Series B-1 preferred stock) and 60 months (for the other Series B preferred stock subclasses) after the Original Issue Date, subject to certain conditions, (b) if the conditions of clause (a) are not met on the date that is 210 calendar days (for the Series B-1 preferred stock) and 60 months (for the other Series B preferred stock subclasses) following the Original Issue Date, the first date thereafter on which any shares of Series B-1 preferred stock may be resold pursuant to Rule 144 under the Securities Act or the Resale Registration Statement has become effective and, applicable only to the Series B-1 preferred stock, (c) the one year anniversary of the Original Issue Date. The Series B-1 preferred stock shall not convert into Class A common stock to the extent such conversion would cause a holder to exceed 9.99% (the “Beneficial Ownership Limitation”) of the number of shares of the Class A common stock outstanding immediately after giving effect to conversion, while the other subclasses of the Series B preferred stock have a 4.99% Beneficial Ownership Limitation.

Anti-Takeover Effects of Various Provisions of Nevada Law, Our Articles of Incorporation and Our Bylaws

Provisions of the NRS and our articles of incorporation and bylaws could make it more difficult to acquire Beneficient by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, may discourage certain types of coercive takeover practices and takeover bids that our Board may consider inadequate and to encourage persons seeking to acquire control of Beneficient to first negotiate with our Board. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure it outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be, or in the future we may become, subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

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The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Beneficient from doing so if it cannot obtain the approval of our Board.

Class A Director Election and Class B Director Designation Rights

Our articles of incorporation provide that, if on the record date for notice of any meeting of stockholders of Beneficient at which directors are to be elected by the holders of common stock, (i) the aggregate number of outstanding shares of Class B common stock is at least twenty-five percent (25%) of the number of shares of Class B common stock outstanding on the date of the articles of incorporation, or (ii) if the condition in preceding clause (i) is not satisfied, the aggregate capital account balances with respect to the limited partner interests in BCH, held by the Class B Holders is an amount that is at least twenty percent (20%) of the aggregate capital account balances such limited partner interests on the date of the articles of incorporation (the condition in either clause (i) or clause (ii) being referred to as the “Class B Threshold”), then, the (i) holders of shares of Class B common stock, voting as a separate class, are entitled to elect that number of directors that constitutes 51% (rounded up to the nearest whole number) of the total number of authorized directors and (ii) holders of shares of common stock, voting as a single class, are entitled to elect all remaining directors that are not otherwise entitled to be elected by a series of preferred stock, but in no event shall they not be entitled to elect at least one director. Accordingly, so long as the Class B Threshold is met, holders of shares of Class A common stock only have the ability, voting together with the holders of the Class B common stock as a single class (with each holder of the Class B common stock having 10 votes per share of the Class B common stock), to vote on the election of a minority of the Board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Beneficient. If, on the applicable record date, the Class B Threshold is not met, then holders of common stock will vote together as a single class with respect to the election of all directors, with each holder of the Class B common stock having 10 votes per share of Class B common stock.

Removal of Directors

Subject to the terms and conditions of the Stockholders Agreement, if the Class B Threshold is met, (i) a Class A Director (as defined herein) may be removed from office at any time by an affirmative vote of the stockholders representing not less than two-thirds of the voting power of the outstanding common stock that is entitled to vote at an annual or special meeting, voting together as a single class, and (ii) a Class B Director may be removed from office at any time by an affirmative vote of the stockholders representing not less than two-thirds of the voting power of the outstanding Class B common stock that is entitled to vote at an annual or special meeting, voting as a separate class. If the Class B Threshold is not met, then any director may be removed by an affirmative vote of the stockholders representing not less than two-thirds of the voting power of the outstanding common stock that is entitled to vote at an annual or special meeting.

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Amendments to Articles of Incorporation and Bylaws

Our articles of incorporation provide that they may be amended, altered, changed or repealed in any manner provided by statute, provided that specified amendments require the affirmative vote or consent of the holders of two-thirds of the voting power of our capital stock eligible to vote in the election of directors, and other specified amendments that affect the rights of holders of Class B common stock require the affirmative vote of the holders of Class B common stock eligible to vote in the election of directors if the Class B Threshold is met. Our articles of incorporation also provide that our bylaws may be adopted, amended, altered or repealed by our stockholders upon the approval of a majority of the voting power entitled to vote thereon. Additionally, our articles of incorporation provide that our bylaws may be adopted, amended, altered or repealed by our Board.

Size of Board and Vacancies

Our articles of incorporation provide that the number of directors on our Board is fixed exclusively by our Board, provided that the Board shall initially consist of nine (9) directors. Subject to the rights of the holders of Class B common stock, any newly created directorship that results from an increase in the number of directors or any vacancy that results from the death, disability, resignation, disqualification or removal of any director or from any other cause will be filled solely by the affirmative majority vote of the directors then in office, or by a sole remaining director, and will not be filled by the stockholders; provided, however, that any vacancy in the office of a Class B Director shall be filled solely by the holders of Class B common stock, voting as a separate class, or, in the absence of a stockholder vote, by a vote of the remaining Class B Directors; provided further, that if (i) any increase in the number of directors results in the Class B Directors representing less than 51% (rounded up to the nearest whole number) of the directors, and (ii) at the time of such increase, the Class B Threshold is met, then the newly created directorship resulting from such increase will be filled by the holders of the Class B common stock, voting as a separate class, or, in the absence of a stockholder vote, by a vote of the remaining Class B Directors.

Furthermore, our articles of incorporation provide that directors have one vote per director on all matters brought before our Board; provided, however, that in the event of a vacancy in the office of a Class B Director, each Class B Director has the number of votes per Class B Director equal to (i) the total number of Class B Director seats divided by (ii) the number of Class B Director seats that are not then vacant.

Special Stockholder Meetings

Our articles of incorporation provide that only the chairman of the Board, our chief executive officer or our president upon the direction of the Board pursuant to a resolution adopted by a majority of the Board may call special meetings of stockholders, and stockholders may not call special stockholder meetings.

Stockholder Action by Written Consent

Our articles of incorporation provide that stockholder action must take place at the annual or a special meeting of Beneficient stockholders, and no action shall be taken by stockholders by written consent; provided, however, that if the Class B Threshold is met, then any action required or permitted to be taken by the holders of Class B common stock may be effected by an action by written consent in lieu of a meeting with the approval of the holders of outstanding Class B common stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares of Class B common stock entitled to vote thereon were present and voted.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nominations of candidates for election as directors designated by holders of Class A common stock and Class B common stock, voting together as a single class (the “Class A Directors”). Additionally, our bylaws require that candidates nominated by stockholders for election as a Class A Director disclose their qualifications and make customary representations, including that (i) they are not a party to any undisclosed voting commitment, any voting commitment that could interfere with their ability to fulfill their fiduciary duties as a director, should they be elected, or any undisclosed agreement pursuant to which they would receive compensation, reimbursement or indemnification in connection with their service as a director and (ii) they will be in compliance, should they be elected, with our bylaws, our Code of Business Conduct and Ethics and any other publicly available policies and guidelines applicable to our directors.

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No Cumulative Voting

The NRS provides that stockholders will not have the right to cumulate votes in the election of directors unless the company’s articles of incorporation provide otherwise. Our articles of incorporation do not provide for cumulative voting.

Undesignated Preferred Stock

The authority that our Board possesses to issue shares of preferred stock could potentially be used to discourage attempts by third parties to obtain control of Beneficient through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our Board may be able to issue shares of preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

Elimination of Liability of Directors

The NRS authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders and creditors for damages as a result of any act or failure to act in their capacity as a director or officer, and our articles of incorporation include such an exculpation provision. Our articles of incorporation provide that, to the fullest extent permitted by the NRS, no director or officer will be personally liable to us, our stockholders or our creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer. While our articles of incorporation provide directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate this duty. Accordingly, our articles of incorporation have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Indemnification of Directors, Officers and Employees

Our articles of incorporation and bylaws require us to indemnify any director, officer, employee or agent of Beneficient who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of Beneficient or is or was serving at the request of Beneficient as a director, officer, employee or agent of, or in any other capacity for, another corporation, partnership, joint venture, limited liability company, trust, or other enterprise, to the fullest extent permitted under Nevada law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Beneficient and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

We are authorized under our bylaws to purchase and maintain insurance to protect Beneficient and any current or former director, officer, employee or agent of Beneficient or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Beneficient would have the power to indemnify such person against such expense, liability or loss under the NRS.

We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements provide that we will indemnify each indemnitee to the fullest extent permitted by the NRS from and against all loss and liability suffered and expenses, judgments, fines and amounts paid in settlement incurred in connection with defending, investigating or settling any threatened, pending, or completed action, suit or proceeding related to the indemnitee’s service with Beneficient. Additionally, we have agreed to advance to the indemnitee expenses incurred in connection therewith.

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The limitation of liability and indemnification provisions in these indemnification agreements and our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in Beneficient’s securities may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.

Exclusive Forum

Our articles of incorporation provide that, unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, will, to the fullest extent permitted by law, be the sole and exclusive forum for any or all actions, suits, proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim, (i) brought in the name or right of Beneficient or on its behalf, (ii) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of Beneficient to Beneficient or Beneficient’s stockholders, (iii) arising or asserting a claim pursuant to any provision of NRS Chapters 78 or 92A or any provision of the articles of incorporation or the bylaws, (iv) to interpret, apply, enforce or determine the validity of the articles of incorporation or the bylaws or (v) asserting a claim governed by the internal affairs doctrine. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, then any other state district court located in the State of Nevada will be the exclusive forum for such action. In the event that no state district court in the State of Nevada has jurisdiction over any such action, then a federal court located within the State of Nevada will be the exclusive forum for such action.

Our articles of incorporation also provide that its exclusive forum provisions will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. Additionally, the articles of incorporation provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against Beneficient or any of Beneficient’s directors, officers, other employees or agents. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act.

Corporate Opportunity Waiver

Our articles of incorporation acknowledge that we may have overlapping directors and officers with other entities that compete with our businesses and that we may engage in material business transactions with such entities. In the articles of incorporation, we will renounce our rights to certain business opportunities, and the articles of incorporation provide that no director or officer will breach their fiduciary duty and therefore be liable to us or our stockholders by reason of the fact that any such individual directs a corporate opportunity to another person or entity instead of to us, or does not refer or communicate information regarding such corporate opportunity to us, unless (i) such opportunity was expressly offered to such person solely in his or her capacity as a director or officer of us or as a director or officer of any of our subsidiaries, and (ii) such opportunity relates to a line of business in which we or any of our subsidiaries is then directly engaged.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and shares of our preferred stock are available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and shares of preferred stock could render more difficult or discourage an attempt to obtain control of Beneficient by means of a proxy contest, tender offer, merger or otherwise.

Registration Rights

We have entered into registration rights agreements with several parties as detailed below.

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Registration Rights for the Public Warrants

In connection with the assumption of the Avalon Warrants (as defined below), we have filed a post-effective amendment on Form S-1 to our registration statement on Form S-4 (File No. 333-268741), which was declared effective by the SEC on September 29, 2023. We will use our commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Public Warrants in accordance with the provisions of that certain warrant agreement, dated June 7, 2023, by and among (i) Avalon, the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (the “Warrant Agreement”).

Legacy Beneficient Holders Registration Rights Agreement

In connection with the consummation of the Business Combination, Beneficient, Avalon Acquisition Holdings, LLC (the “Avalon Sponsor”) and the directors and executive officers of Beneficient, and other direct and indirect holders of BCH entered into a Registration Rights Agreement (the “Ben Legacy Holder Registration Rights Agreement”) containing certain registration rights for their Class A common stock and the shares of Class A common stock underlying the Class B common stock. Under the Ben Legacy Holder Registration Rights Agreement, as soon as it is permitted to do so, Beneficient shall file a shelf registration statement to register the resale of certain shares of Class A common stock and maintain its effectiveness until all registrable securities have been sold or may be sold in a single transaction pursuant to Rule 144 without volume limitation or current public information. Holders of registrable securities shall be entitled to demand and piggyback registration rights, subject to certain conditions set forth in the Ben Legacy Holder Registration Rights Agreement.

The foregoing description of the Ben Legacy Holder Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Ben Legacy Holder Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.6.1 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

GWG Registration Rights Agreement

On August 10, 2018, BCG and GWG Holdings Inc. (“GWG”) entered into the Registration Rights Agreement related to certain securities held by GWG in BCG, which provided GWG with certain customary registration rights (the “GWG Registration Rights Agreement”). The registrable securities under the GWG Registration Rights Agreement would include the shares of Class A common stock issuable upon the conversion of the certain BCG securities pursuant to the Conversion and the BCH Preferred Series C Subclass 1 Unit Accounts (the “BCH Preferred C-1 Unit Accounts”). Pursuant to the GWG Registration Rights Agreement, GWG is entitled to certain customary demand registration, shelf takedown and piggyback registration rights, subject to certain customary limitations (including with respect to minimum offering size and a maximum number of demands and underwritten shelf takedowns within certain periods). The agreement remains in effect until the earlier of the date GWG is permitted to sell all registrable securities under Rule 144 or until the registrable securities are sold. The foregoing description of the GWG Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the GWG Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.6.2 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

On August 1, 2023, the Company, GWG, the GWG Wind Down Trust (the “GWG Wind Down Trust”), and Jeffrey Stein entered into an Assignment Agreement (the “Assignment Agreement”), pursuant to which GWG assigned its rights under the GWG Registration Rights Agreement to (i) the GWG Wind Down Trust with respect to the Class A common stock transferred to the GWG Wind Down Trust and (ii) Mr. Stein with respect to Class A common stock transferred to Mr. Stein. Promptly following the emergence of GWG and certain of its affiliates from proceedings under Chapter 11 of Title 11 of the United States Bankruptcy Code in the Bankruptcy Court for the Southern District of Texas, the shares of Class A common stock held by GWG and its affiliates were transferred to GWG Wind Down Trust in accordance with the terms of the Second Amended Joint Chapter 11 Plan. The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment Agreement, a copy of which is attached hereto as Exhibit 4.6.3 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

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The Company filed a registration statement on Form S-1 (File No. 333-273322), which was declared effective by the SEC on September 29, 2023, in order to satisfy its obligations under the GWG Registration Rights Agreement.

Hatteras Registration Rights Agreement

On December 7, 2021, BCG entered into the Hatteras Registration Rights Agreement with certain holders party thereto (collectively, “Hatteras”), pursuant to which, Hatteras was provided certain registration rights related to Preferred B-2 Unit Accounts of BCG (the “Preferred B-2 Unit Accounts”) (the “Hatteras Registration Rights Agreement”). The registrable securities under the Hatteras Registration Rights Agreement would include the shares of Class A common stock issuable upon the conversion of the Preferred B-2 Unit Accounts pursuant to the Conversion. The Hatteras Registration Rights Agreement provides the holders with certain demand registration, shelf takedown and piggyback registration rights with respect to the registrable securities, subject to certain customary limitations (including with respect to the maximum number of securities and a maximum number of demands and underwritten shelf takedowns within certain periods). The Hatteras Registration Rights Agreement remains in effect until the earlier of the seventh anniversary of the closing of the initial issuance of the Preferred B-2 Unit Accounts or, as to the holders party thereto or any permitted transferees of such holders, on such date on which all registrable securities owned by such holders or any permitted transferees of such holders cease to be registrable securities. In connection with the Business Combination, Beneficient assumed the Hatteras Registration Rights Agreement. The foregoing description of the Hatteras Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Hatteras Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.6.4 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

In satisfaction of Beneficient’s contractual obligations pursuant to the Hatteras Registration Rights Agreement, Beneficient filed with the SEC a registration statement on Form S-1 (File No. 333-273322), which was declared effective by the SEC on September 29, 2023.

GRID Registration Rights Agreement

On December 1, 2022, Beneficient, through its subsidiary, entered into agreements to finance liquidity transactions with respect to alternative assets with a net asset value (“NAV”) of approximately $5.3 million as of the date of the relevant financing agreement (the “2022 Financings”). The 2022 Financings closed in connection with the Closing, and Beneficient issued the investor 829 shares of Class A common stock and 132,500 Warrants. The issuance of the 2022 Financing Units pursuant to the 2022 Financings were not registered under the Securities Act, and the 2022 Financing Units were issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. In connection with the 2022 Financings, Beneficient granted certain customary registration rights to the investors receiving the securities comprising the 2022 Financing Units.

In satisfaction of Beneficient’s contractual obligations in connection with the 2022 Financings discussed above, Beneficient filed with the SEC a registration statement on Form S-1 (File No. 333-273322), which was declared effective by the SEC on September 29, 2023.

Additionally, on August 1, 2023, Beneficient, through its subsidiary, entered into agreements with the GRID at Mesa, LLC (“GRID”) to finance liquidity transactions with respect to alternative assets with a NAV of approximately $37.6 million (calculated as of March 31, 2023). Pursuant to such transactions, GRID agreed to receive (i) 3,768,995 shares of Series B-1 preferred stock, with such Series B-1 preferred stock being convertible into shares of Class A common stock, and (ii) 942,249 Warrants (the “GRID Warrants”). In connection with such agreements, the Company granted certain customary registration rights to GRID. Pursuant to that certain Stock Purchase Agreement, by and between GRID and the GRID Holding Co. dated August 9, 2023, GRID Holding Co. purchased the Series B-1 preferred stock and GRID Warrants from GRID. On October 3, 2023, 3,768,995 shares of Series B-1 preferred stock converted into 21,572 shares of Class A common stock.

In satisfaction of Beneficient’s contractual obligations in connection with the liquidity transactions with GRID, Beneficient filed with the SEC a registration statement on Form S-1 (File No. 333-275174), which was declared effective by the SEC on December 26, 2023.

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Yorkville Registration Rights Agreements

On August 6, 2024, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with Yorkville, pursuant to which the Company agreed to issue and sell convertible debentures in an aggregate principal amount of up to $4.0 million and warrants to purchase up to 165,674 shares of Class A common stock at an exercise price of $21.04. On August 6, 2024, the Company issued $2.0 million to Yorkville in aggregate principal amount of the convertible debentures and warrants to purchase up to 82,837 shares of Class A common stock. Further, on November 13, 2024, the Company issued an additional $2.0 million in aggregate principal amount of convertible debentures and warrants to purchase up to 82,837 shares of Class A common stock.

In connection with the Purchase Agreement, on August 6, 2024, the Company entered into a Registration Rights Agreement (the “2024 Yorkville Registration Rights Agreement”) pursuant to which Yorkville was granted demand registration rights and piggyback registration rights under certain conditions as described in the 2024 Yorkville Registration Rights Agreement. In satisfaction of Beneficient’s contractual obligations in connection with the 2024 Yorkville Registration Rights Agreement, Beneficient filed with the SEC a registration statement on Form S-1 (File No. 333-281694), which was declared effective by the SEC on November 12, 2024. The foregoing description of the 2024 Yorkville Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 4.6.5 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

On June 26, 2026, in connection with the A&R SEPA, the Company entered into a Registration Rights Agreement (the “2026 Yorkville Registration Rights Agreement”) with Yorkville, pursuant to which all securities issued pursuant to the A&R SEPA held by Yorkville, subject to certain conditions, will be entitled to certain registration rights under the Securities Act. Pursuant to the 2026 Yorkville Registration Rights Agreement, the Company is required to, within 30 calendar days of June 30, 2026, file with the SEC (at its sole cost and expense) one or more registration statements covering the resale by Yorkville of the A&R SEPA Shares, the Conversion Shares and the Commitment Fee Shares. The Company filed this registration statement pursuant to its obligations under the 2026 Yorkville Registration Rights Agreement. The Company has agreed to use its best efforts to ensure any registration statement filed thereunder is effective within 45 days of filing such registration statement. If the Company fails to file such registration statement with the SEC by the applicable filing deadline or obtain effectiveness by the applicable effectiveness deadline, or if a registration statement fails to remain continuously effective, such event will be deemed an Event of Default (as defined in the Promissory Notes). Yorkville was also granted piggyback registration rights under certain conditions as described in the 2026 Yorkville Registration Rights Agreement. The foregoing description of the 2026 Yorkville Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 4.6.6 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

Stockholders Agreement

On June 6, 2023, in connection with the consummation of the Business Combination, the Company and certain Class B Holders entered into the Stockholders Agreement.

Pursuant to the Stockholders Agreement, the Class B Holders shall have the right to elect at least five Class B Directors, and the Board is required to establish and maintain (i) a compensation committee, (ii) a nominating committee, (iii) an executive committee and (iv) a community reinvestment committee (collectively, the “Board Committees”). The Stockholders Agreement also provides that each of the Board Committees will be comprised of no more than four members, and at least two (2) members shall be Class B Directors designated by the majority of the Class B Directors and the remaining members shall be designated by the directors elected by holders of Class A common stock and Class B common stock, voting together as a single class. The majority of the Class B Directors also have the right to designate the chair of each of the Board Committees. The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, a copy of which is attached hereto as Exhibit 4.2 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

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Public Warrants

In connection with the Business Combination, the Company assumed 15,525,000 publicly-traded Avalon Warrants (“Avalon Public Warrants”), which are exercisable for 24,258 shares of Class A common stock, as adjusted for stock splits, and 8,100,000 private placement Avalon Warrants, which are exercisable for 12,657 shares of Class A common stock, as adjusted for stock splits, (“Avalon Private Warrants” and together with the Avalon Public Warrants, the “Avalon Warrants”), which were originally issued by Avalon in connection with its initial public offering and, as a result of the assumption by the Company, became Warrants. The Avalon Public Warrants assumed by Ben are referred to as the “Public Warrants” and the Avalon Private Warrants assumed by Ben are referred to as the “Private Warrants,” and collectively, the “Warrants.” The Warrants are included in derivative warrant liabilities on the consolidated statements of financial condition in Beneficient’s Annual Report.

Commencing on June 8, 2023, each Public Warrant entitles the registered holder to purchase, at an exercise price of $7,360 (subject to adjustment as discussed below), one share of Class A common stock and one share of Series A preferred stock at any time commencing 30 days after the closing of the Business Combination, provided that we have an effective registration statement under the Securities Act covering the shares of the Class A common stock and Series A preferred stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Each share of Series A preferred stock that is then issued and outstanding is convertible into one-fourth (1/4) of a share of Class A common stock on, and only on, the later of (i) 90 days after the Avalon Merger Effective Time and (ii) 30 days after a registration statement under the Securities Act has been declared effective with respect to the issuance of Class A common stock and Series A preferred stock upon the exercise of the Public Warrants unless the holder of the Series A preferred stock elects to not convert under the optional conversion right.

Pursuant to the Warrant Agreement, a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of Class A common stock and Series A preferred stock. This means only a whole Public Warrant may be exercised at a given time by a Public Warrant holder. The Public Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any Class A common stock or Series A preferred stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of the Class A common stock and the Series A preferred stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including as a result of a notice of redemption described below under “Redemption of Public Warrants when the price per Class A common stock equals or exceeds $6,400.00.” No Public Warrant will be exercisable and we will not be obligated to issue a share of the Class A common stock or Series A preferred stock upon exercise of a Public Warrant unless the shares of the Class A common stock and Series A preferred stock issuable upon such Public Warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.

We have filed a post-effective amendment on Form S-1 to our registration statement on Form S-4 (File No. 333-268741), which was declared effective by the SEC on September 29, 2023. We will use our commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Public Warrants in accordance with the provisions of the Warrant Agreement. If we fail to maintain an effective registration statement, Public Warrant holders may exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

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If shares of Class A common stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of our Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we elect to do so, we will not be required to file or maintain in effect a registration statement, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering each such Public Warrant for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the excess of the “fair market value” less the exercise price of the Public Warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume-weighted average price of the shares of Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by Continental Stock Transfer & Trust Company.

Redemption of Public Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $11,520.00

We may redeem the outstanding Public Warrants (except as described herein with respect to the Private Warrants):

●	in whole and not in part;

●	at a price of $64.00 per Public Warrant;

●	upon not less than 30 days prior written notice of redemption to each Public Warrant holder; and

●	if, and only if, the last reported sale price of the shares of Class A common stock for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the Public Warrant holders (which we refer to as the “Reference Value”) equals or exceeds $11,520 per share (as adjusted for anti-dilution adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant).

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, we will not redeem the Public Warrants unless an effective registration statement under the Securities Act covering the shares of the Class A common stock and Series A preferred stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of the Class A common stock and the Series A preferred stock is available throughout the 30-day redemption period.

If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her, or its Public Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising Public Warrant holder to pay the exercise price for each Public Warrant being exercised. However, the price of the shares of the Class A common stock may fall below the $11,520 redemption trigger price (as adjusted for anti-dilution adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant) as well as the $7,360 (for whole shares) Public Warrant exercise price after the redemption notice is issued.

Redemption of Public Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $6,400.00

We may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at $64.00 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their Public Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the Class A common stock (as defined herein); if, and only if, the Reference Value equals or exceeds $6,400.00 per share (as adjusted for anti-dilution adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant); and

●	if the Reference Value is less than $11,520.00 per share (as adjusted for anti-dilution adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant) the Private Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

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During the period beginning on the date the notice of redemption is given, holders may elect to exercise their Public Warrants on a cashless basis. The numbers in the table below represent the number of shares of the Class A common stock that a Public Warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the Class A common stock on the corresponding redemption date (assuming holders elect to exercise their Public Warrants and such Public Warrants are not redeemed for $64.00 per Public Warrant), determined based on volume-weighted average price of the Class A common stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below. We will provide our Public Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Public Warrant or the exercise price of the Public Warrant is adjusted. If the number of shares issuable upon exercise of a Public Warrant is adjusted, the adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Public Warrant. If the exercise price of a Public Warrant is adjusted, (a) in the case of an anti-dilution adjustment, the adjusted stock prices in the column headings will equal the unadjusted stock price multiplied by a fraction, the numerator of which is the higher of the (i) the volume-weighted average trading price of Avalon’s Class A common stock, par value $0.0001 per share (the “Avalon Class A common stock”) during the 20 trading day period starting on the trading day prior to the date on which we completed our initial business combination (such price, the “Market Value”) and (ii) if Avalon issued additional shares of Avalon Class A common stock or equity-linked securities for capital raising purposes in connection with the Closing at an issue price or effective issue price of less than $9.20 per share of Avalon Class A common stock (with such issue price or effective issue price to be determined in good faith by our Board and, in the case of any such issuance to an Avalon Sponsor or its affiliates, without taking into account any shares of Avalon Class B common stock, par value $0.0001 per share (the “Avalon Class B common stock”) initially issued to the Avalon Sponsor in a private placement prior to its initial public offering held by an Avalon Sponsor or such affiliates, as applicable, prior to such issuance) and the denominator of which is $6,400 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “Anti-dilution Adjustments” below, the adjusted stock prices in the column headings will equal the unadjusted stock price less the decrease in the exercise price of a Public Warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)	Fair Market Value of Our Class A Common Stock
	$6,400.00	$7,040.00	$7,680.00	$8,320.00	$8,960.00	$9,600.00	$10,240.00	$10,880.00	$11,520.00
60 months	167.04	179.84	190.08	199.04	207.36	215.68	222.72	229.12	231.04
57 months	164.48	177.28	188.16	198.4	207.36	215.68	222.72	229.12	231.04
54 months	161.28	174.08	186.24	196.48	206.08	214.4	222.08	228.48	231.04
51 months	157.44	171.52	183.68	194.56	204.8	213.12	221.44	228.48	231.04
48 months	154.24	168.32	181.12	192.64	202.88	212.48	220.16	227.84	231.04
45 months	162.24	165.12	178.56	190.72	201.6	211.2	219.52	227.84	231.04
42 months	170.24	161.28	175.36	188.16	199.68	209.92	218.88	227.2	231.04
39 months	178.24	157.44	172.16	185.6	197.76	208	217.6	226.56	231.04
36 months	186.24	152.96	168.32	182.4	195.2	206.72	216.96	225.92	231.04
33 months	194.24	148.48	164.48	179.2	192.64	204.8	215.68	225.28	231.04
30 months	202.24	143.36	160	175.36	190.08	202.24	214.4	224.64	231.04
27 months	210.24	136.96	154.88	171.52	186.24	200.32	212.48	224	231.04
24 months	218.24	130.56	149.12	166.4	182.4	197.12	210.56	222.72	231.04
21 months	226.24	123.52	142.72	161.28	178.56	194.56	208.64	222.08	231.04
18 months	234.24	114.56	135.04	154.88	173.44	190.72	206.08	220.8	231.04
15 months	242.24	104.96	126.08	147.2	167.68	186.24	202.88	218.88	231.04
12 months	250.24	93.44	115.84	138.24	160	180.48	199.68	216.96	231.04
9 months	258.24	80	103.68	127.36	151.68	174.08	195.2	215.04	231.04
6 months	266.24	63.36	87.68	113.92	140.16	165.76	189.44	211.84	231.04
3 months	274.24	41.6	66.56	96	126.08	155.52	183.04	208.64	231.04
0 months	-	-	26.88	73.6	114.56	149.12	179.84	206.72	231.04

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The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of the Class A common stock to be issued for each Public Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable.

No fractional shares of the Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of each of the Class A common stock and Series A preferred stock to be issued to the holder.

Maximum Percentage Procedures

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to Continental Stock Transfer & Trust Company’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of the Class A common stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding shares of either of the Class A common stock or Series A preferred stock is increased by a stock capitalization or stock dividend payable in shares of the Class A common stock or Series A preferred stock, or by a split-up of common stock or other similar event, then, on the effective date of such stock capitalization or stock dividend, split-up or similar event, the number of shares of the Class A common stock or Series A preferred stock, as applicable, issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of common stock or preferred stock.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of the Class A common stock or Series A preferred stock on account of such Class A common stock or Series A preferred stock, as applicable, other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of the Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $40.00 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of the Class A common stock issuable on exercise of each Public Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $40.00 per share, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of the Class A common stock or Series A preferred stock in respect of such event.

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If the number of outstanding shares of the Class A common stock or Series A preferred stock, as applicable, is decreased by a consolidation, combination, reverse share split, or reclassification of the Class A common stock or the Series A preferred stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of the Class A common stock or the Series A preferred stock, as applicable, issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of the Class A common stock.

In case of any reclassification or reorganization of the outstanding Class A common stock or Series A preferred stock (other than those described above or that solely affects the par value of such Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A common stock or Series A preferred stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of the Class A common stock and Series A preferred stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of the Class A common stock or Series A preferred stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event.

However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A common stock, the holder of a Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Public Warrant holder had exercised the Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement.

Additionally, if less than 70% of the consideration receivable by the holders of the Class A common stock in such a transaction is payable in the form of the Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants.

The Public Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that the parties deem adversely affects the interests of the registered holders.

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The Public Warrants may be exercised upon surrender of the Public Warrant certificate on or prior to the expiration date at the offices of the Public Warrant agent, with the exercise form on the reverse side of the Public Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Public Warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Warrants

The warrants issued by Avalon in a private placement completed in connection with Avalon’s initial public offering, which were assumed in connection with the closing of the Business Combination (such warrants, the “Private Warrants”), are identical to the Public Warrants except that, so long as they are held by an Avalon Sponsor or their permitted transferees (except as otherwise set forth herein), (i) they are not redeemable by us, (ii) they are exercisable on a cashless basis and (iii) prior to the Preferred Stock Conversion Date, the Private Warrants will not receive Series A preferred stock upon exercise of a Private Warrant.

An Avalon Sponsor, or its permitted transferees, has the option to exercise the Private Warrants on a cashless basis and have certain registration rights. Except as described below, the Private Warrants have terms and provisions that are identical to the Public Warrants. If the Private Warrants are held by holders other than an Avalon Sponsor or its permitted transferees, the Private Warrants are redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her, or its warrants for that number of shares of the Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Class A common stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average last reported sale price of the shares of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to Continental Stock Transfer & Trust Company.

In connection with the Business Combination, the holders of the Private Warrants consented to the amendment to the Private Warrants to waive the right to receive Series A preferred stock upon exercise of a Private Warrant unless such exercise is after the later of (x) 90 days after the Closing Date and (y) 30 days after we have an effective registration statement under the Securities Act with respect to the issuance of shares of Class A common stock and Series A preferred stock upon exercise of the Public Warrants and the Private Warrants.

Description of Securities of Beneficient Company Group, L.L.C. and Beneficient Company Holdings, L.P.

The following is a description of (i) the membership interests of Ben LLC, a wholly-owned subsidiary of the Company, and (ii) the common and preferred units of BCH, a non-wholly-owned indirect subsidiary of the Company. This description is not complete and is qualified by reference to the full text of the Second Amended and Restated Limited Liability Company Agreement of Beneficient Company Group, L.L.C. (the “Ben A&R LLCA”) and the Amended and Restated Limited Partnership Agreement of Beneficient Company Holdings, L.P. (the “BCH A&R LPA”) (references to the “BCH A&R LPA” refer to the Amended and Restated Limited Partnership Agreement of BCH currently in effect unless otherwise indicated).

Beneficient Company Group, L.L.C.

Membership Interests. The membership interests in Ben LLC are subdivided into the managing member interests and the non-managing member interests. The managing member interests are held by the Company, as the sole managing member of Ben LLC. The non-managing member interests represent an interest of a non-managing member in Ben LLC. The only non-managing member interests outstanding are the Class A Units (the “Ben LLC Class A Units”), which are held solely by the Company. In connection with the Closing, Ben LLC issued a Ben LLC Class A Unit to the Company for each share of Class A common stock and Class B common stock that was issued by the Company. Ben LLC may issue additional non-managing member interests from time to time. The Company is the sole holder of the outstanding non-managing member interests and entitled to receive any distributions made by Ben LLC, including any distributions upon Ben LLC’s liquidation.

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Distributions. The managing member of Ben LLC may authorize distributions by Ben LLC to the holders of non-managing member interests, which, subject to the terms and provisions of any class or series of non-managing member interests subsequently issued by Ben LLC, shall be distributed on a pro rata basis.

Voting. The following is a summary of the vote required by the non-managing members for approval of the matters specified below. Certain matters that require approval may require the approval of the “Outstanding” membership interests, as the term “Outstanding” is defined in the Ben A&R LLCA. In addition, except as expressly provided in the Ben A&R LLCA, non-managing members of Ben LLC shall not have the right to vote on any matter involving Ben LLC.

The non-managing members have no approval right to issue additional units; approve a merger, company sale or dissolution; or the withdrawal or removal of Ben LLC’s managing member. The Ben A&R LLCA may be amended, supplemented, waived or modified by the Company, as Ben LLC’s managing member, without the approval of the non-managing members. However, any amendments that would modify the limited liability of any non-managing member or enlarge the obligations of a non-managing member, or that would materially and adversely affect the rights of any class of membership interests would require the approval of such non-managing members or the holders of not less than a majority of the voting power of the outstanding membership interests of the affected class, as applicable. The non-managing members have no approval right with respect to the transfer of Ben LLC’s managing member interest; provided, that the Ben LLC managing member may not transfer the managing member interest unless (i) the transferee agrees to assume the rights and duties of the managing member, (ii) Ben LLC receives an opinion of counsel that such transfer would not result in the loss of limited liability of any non-managing member, and (iii) such transferee agrees to purchase the general partner or managing member interest held by the Ben LLC managing member, if any, of BCH and the subsidiaries of Ben LLC and BCH.

Liquidation. Any amounts Ben LLC distributes upon the occurrence of Ben LLC’s liquidation will be made, subject to the terms and provisions of any class or series of non-managing member interests subsequently issued by Ben LLC, to the holders of non-managing member interests in accordance with, and to the extent of, the positive balances in their respective capital accounts.

Transfer of Membership Interests. Except as may be provided in an applicable exchange agreement, by and among the Company, Ben LLC and other parties, no holder of a non-managing member interest may transfer any such non-managing member interests without the prior written consent of the Company, as the Managing Member, which consent may be granted or withheld in its sole discretion. Upon the transfer of any non-managing member interests in accordance with the Ben A&R LLCA, the transferee of such non-managing member interests shall be admitted as a non-managing member with respect to the non-managing member interests transferred when such transfer and admission are reflected in the books and records. Each transferee:

●	automatically becomes bound by the terms and conditions of the Ben A&R LLCA;

●	grants the powers of attorney contained in the Ben A&R LLCA; and

●	gives the consents, waivers and approvals contained in the Ben A&R LLCA.

Ben LLC may, at its discretion, treat the nominee holder of membership interests as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Membership interests are securities, and any transfers thereof are subject to the laws governing the transfer of securities in addition to the provisions of the Ben A&R LLCA, which prohibit any transfers of non-managing member interests without the consent of the managing member. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted member in the Ben LLC with respect to the transferred membership interests.

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Until a membership interest has been transferred on Ben LLC’s books, Ben LLC and any transfer agent may treat the record holder of the membership interest as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

The Ben A&R LLCA also includes certain additional restrictions on the transfer of the membership interests. No transfer may be made if such transfer would:

●	violate the then applicable federal or state securities laws or rules and regulations of the SEC, any state securities commission or any other governmental authority with jurisdiction over such transfer;

●	terminate Ben LLC’s existence or qualification under the laws of the State of Delaware; or

●	cause Ben LLC to be treated as an association taxable as a corporation or otherwise be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

Beneficient Company Holdings, L.P.

The Company’s only cash generating assets consist of the interests it owns, indirectly through Ben LLC, in its non-wholly owned subsidiary, BCH, and, as of February 24, 2026, membership interests in ExAlt Holdings, LLC (“ExAlt Holdings”). Therefore, the Company’s cash flow and resulting ability to make distributions to its stockholders is completely dependent on the ability of BCH to make distributions to its partners, including Ben LLC, and the terms and provisions of the BCH A&R LPA. Subject to applicable law and contractual restrictions to which BCH may be subject, the Company controls, as the managing member of Ben LLC, which is the sole general partner of BCH, whether and when BCH makes any distributions. The actual amount of cash that BCH has available for distribution depends on the amount of cash BCH, its subsidiaries and related affiliates generate from their operations. As a result of the Company’s dependence on distributions from BCH, the following is a description of the partnership interests of BCH under the terms of the BCH A&R LPA, as well as the relative priorities of such partnership interests. There are no other members in ExAlt Holdings and, as such, there is no priority over the Company’s shareholders on distributions from ExAlt Holdings.

Limited Partner Interests in BCH

The limited partner interests in BCH are comprised of five classes designated as BCH Class A Units, BCH Class S Ordinary Units, BCH Class S Preferred Units, BCH FLP Unit Accounts and BCH Preferred Series Unit Account (as such terms are defined below). The BCH FLP Unit Accounts are subdivided into BCH FLP-1 Unit Accounts, BCH FLP-2 Unit Accounts and the BCH FLP-3 Unit Accounts. The BCH Preferred Series Unit Accounts are further subdivided into the BCH Preferred Series A Subclass 0 Unit Accounts (“BCH Preferred A-0 Unit Accounts”), BCH Preferred Series A Subclass 1 Unit Accounts (“BCH Preferred A-1 Unit Accounts”) and the BCH Preferred C-1 Unit Accounts, although the BCH Preferred C-1 Units converted into shares of Class A common stock effective July 10, 2023, and the Ninth Amended and Restated Limited Partnership Agreement of BCH, effective April 18, 2024 (the “BCH Ninth A&R LPA”), removed reference to the BCH Preferred C-1 Unit Accounts. The limited partner interests in BCH are entitled to certain allocations, distributions, preferred returns, conversion and other rights and preferences as set forth in the BCH A&R LPA, which are described in further detail below.

Preferred Returns and Special Allocations

Each of the BCH Preferred A-1 Unit Accounts, BCH Preferred C-1 Unit Accounts (to the extent outstanding) and BCH Class S Preferred Units are entitled to quarterly preferred returns pursuant to the BCH A&R LPA, subject to a limited waiver and deferral of such return for the BCH Preferred A-1 Unit Accounts and the BCH Class S Preferred Units as provided in the BCH A&R LPA. Such limited waiver does not affect or waive any accrued quarterly preferred returns or hypothetical capital account balances. As of March 31, 2026, approximately $169.8 million of preferred return related to the BCH Preferred A-1 Unit Accounts has not been allocated to its holders due to insufficient income during those periods to fully satisfy the preferred return and will be allocable to the BCH Preferred A-1 Unit Accounts holders in future quarterly periods to the extent that sufficient income, if any, is available for such allocation. To the extent there is not sufficient income to allocate the quarterly preferred return to the respective capital account for these units, the amount of the quarterly preferred return that is not allocated to the capital account will be allocated to a hypothetical capital account for each holder and will become allocable to the holder’s capital account in the next quarterly period in which there is sufficient income to make such allocation, subject to the limited waiver and deferral of such return and any allocations to the hypothetical capital accounts for the BCH Preferred A-1 Unit Accounts and the BCH Class S Preferred Units. The hypothetical capital account balances are used to calculate the amount of the quarterly preferred return. In addition, holders of the BCH Preferred A-1 Unit Accounts, BCH Preferred C-1 Unit Accounts (to the extent outstanding) and BCH Class S Preferred Units are entitled to receive allocations upon a sale of BCH, or more than 40% of its assets, up to the amount of their hypothetical capital account balances, which increases such holder’s capital account balances upon which distributions are made. As a result, these hypothetical capital account balances represent a significant implicit value to the holders of such partnership interests, and the amount of such hypothetical capital account balances have priority over any distributions that may be made with respect to the BCH Class A Units indirectly held by the Company.

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Priority of Distributions

The BCH Class A Units held indirectly by the Company are subject to the preferences to other classes of BCH limited partner interests, including the right to receive any distributions from BCH. These classes of BCH limited partner interests that have priority over the BCH Class A Units are primarily held, directly, or indirectly, by the Company’s officers, directors and existing equityholders. The following summarizes the order of priority of distributions from BCH from operations and from a sale of BCH, or at least 40% of the value of its assets.

Distributions From Operations

The BCH Class A Units held by Ben LLC are only entitled to receive with respect to the operations of BCH discretionary distributions as determined by Ben LLC, as the general partner of BCH.

Funds available for such discretionary distributions are subject to the prior payment of the following obligations that have priority over such discretionary distributions:

●	any required distributions to holder of the BCH FLP-3 Unit Accounts;

●	any required tax distributions under the BCH A&R LPA; and

●	any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders thereof on or after January 1, 2023.

In addition, such discretionary distributions are subject to certain restrictions and no discretionary distributions, assuming funds are available, may be made until:

●	there are no BCH Preferred C-1 Unit Accounts without the consent of a majority in interest of the holders of the BCH Preferred C-1 Unit Accounts, provided, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable;

●	any required guaranteed payment with respect to the BCH Preferred A-0 Unit Accounts have been made; and

●	any required distributions to BCH Preferred A-1 Unit Accounts that have been requested pursuant to Section 4.01 of the BCH A&R LPA have been made.

Any discretionary distributions made shall be in the following order of priority:

●	First, pro rata to the holders of the BCH Preferred A-1 Unit Accounts until the amount of such distributions and tax distributions to such holders equals the sum of all unpaid quarterly returns applicable to the BCH Preferred A-1 Unit Accounts;

●	Second, pro rata to the holders of any outstanding BCH Preferred C-1 Unit Accounts until the amount of such distributions and tax distributions to such holders equals the sum of all unpaid quarterly returns applicable to the BCH Preferred C-1 Unit Accounts;

●	Third, pro rata to the holders of the BCH Class S Preferred Units until the amount of such distributions and tax distributions to such holders equals the sum of all unpaid quarterly returns applicable to the BCH Class S Preferred Units; and

●	Thereafter, pro rata to all holders of the limited partner interests in BCH in accordance with their respective positive capital account balances; provided, that without the consent of the executive committee of the Company’s Board, such distributions may not result in the amount of liquid assets of BCH being less than the “Minimum Retained Earnings.” The Minimum Retained Earnings is an amount equal to (i) the sum of the hypothetical capital account balances for the BCH Preferred A-1 Unit Accounts, BCH Preferred C-1 Unit Accounts, and BCH Class S Preferred Units; (ii) the sum of all capital contributions made by the BCH Class A Units, plus (iii) the aggregate amount of carrying value adjustments allocated to the limited partner interests.

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Distribution of Sales Proceeds

In the event of a sale of BCH, or more than 40% of the assets, the proceeds of such sale shall be distributed in the following order of priority:

●	First, pro rata to the holders of the BCH Preferred A-0 Unit Accounts in an amount equal to the positive capital account attributable to the BCH Preferred A-0 Unit Accounts;

●	Second, pro rata and pari passu to the holders of (i) the BCH Preferred A-1 Unit Accounts in an amount equal to the positive capital account attributable to the BCH Preferred A-1 Unit Accounts and (ii) any outstanding BCH Preferred C-1 Unit Accounts in an amount equal to the positive capital account attributable to the BCH Preferred C-1 Unit Accounts;

●	Third, pro rata to the holders of the BCH Class S Preferred Units in an amount equal to the positive capital account attributable to the BCH Class S Preferred Units; and

●	Thereafter, pro rata to the holders of the BCH Class A Units and the BCH Class S Ordinary Units.

BCH Class A Units

The BCH Class A Units track the Ben LLC Class A Units. BCH shall issue one BCH Class A Unit for each Ben LLC Class A Unit outstanding. The BCH Class A Units track the Ben LLC Class A Units with respect to profit and loss allocations and are subject to being redeemed or cancelled when a corresponding Ben LLC Class A Unit is redeemed or cancelled. Ben LLC owns one hundred percent (100%) of the outstanding BCH Class A Units.

Distributions. Each BCH Class A Unit is entitled to receive discretionary cash distributions to the extent BCH makes discretionary distributions. Funds available for such discretionary distributions are subject to the prior payment of the following obligations that have priority over such discretionary distribution: (i) any required distributions to holders of the BCH FLP-3 Unit Accounts; (ii) any required tax distributions under the BCH A&R LPA; and (iii) any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders of the BCH Preferred A-0 Unit Accounts on or after January 1, 2023. In addition, BCH may not make any discretionary distributions without the consent of a majority in interest of the holders of any outstanding BCH Preferred Series C-1 Unit Accounts, provided that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable. Further, no discretionary distributions, assuming funds are available, shall be made until (i) the guaranteed payments to the BCH Preferred A-0 Unit Accounts have been made; and (ii) any required distributions to BCH Preferred A-1 Unit Accounts that have been requested pursuant to Section 4.01 of the BCH A&R LPA have been made. The guaranteed payment accrual for the BCH Preferred A-0 Unit Accounts totaled approximately $74.4 million and $55.5 million as of March 31, 2026 and 2025, respectively, and is included in the other liabilities line item of the consolidated statements of financial condition included in Beneficient’s Annual Report.

Discretionary distributions shall first be made to the holders of the BCH Preferred A-1 Unit Accounts, then to the holders of the BCH Preferred C-1 Unit Accounts and then to the holders of the Class S Preferred Units of BCH (the “BCH Class S Preferred Units”) until the amount of such discretionary distributions, and any tax distributions, are equal to their respective unpaid preferred returns, and then to all holders of BCH units, including the BCH Class A Units, pro rata in accordance with their respective positive capital account balances. For additional information, see the section titled “Priority of Distributions - Distributions from Operations.”

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Voting. The BCH Class A Units have no voting rights, except as provided in the BCH A&R LPA as set forth below. Unless BCH has received the affirmative vote or consent of the holders of a majority in interest of the outstanding BCH Class A Units voting as a separate class, BCH cannot adopt any amendment to the BCH A&R LPA that would materially and adversely affect the rights of such class. In addition, the limited partners of BCH shall have the right to vote on any merger, consolidation, combination or conversion of BCH.

Partnership Sale, Liquidation. Upon the occurrence of a Partnership Sale (as defined in the BCH A&R LPA) involving BCH or the liquidation of BCH, the guaranteed payments (described below) to the BCH Preferred A-0 Unit Accounts shall first be paid. The remaining amounts available for distribution will be made to BCH limited partners in accordance with their respective capital account balances in the order of priority as set forth in the BCH A&R LPA. For additional information, see the section titled “Priority of Distributions - Distribution of Sales Proceeds.” The holders of certain outstanding BCH units that have priority as to the BCH Class A Units will be specially allocated items of gross income and gain in a manner designed to achieve, in the event of any Partnership Sale or liquidation, a capital account balance equal to such class’s preferred or designated return.

BCH Class S Units

The Class S Units of BCH (the “BCH Class S Units”) are subdivided into the Class S Ordinary Units (the “BCH Class S Ordinary Units”) and the BCH Class S Preferred Units.

BCH Class S Ordinary Units

Distributions. Each BCH Class S Ordinary Unit is entitled to receive discretionary cash distributions to the extent BCH makes discretionary distributions; provided, that BCH may not make any discretionary distributions without the consent of a majority in interest of the holders of any outstanding BCH Preferred Series C-1 Unit Accounts, provided further, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable. Further, no discretionary distributions shall be made until (i) the guaranteed payments to the BCH Preferred A-0 Unit Accounts have been made; (ii) any required distributions to holders of the BCH FLP-3 Unit Accounts have been made; (iii) any required tax distributions under the BCH A&R LPA have been made; and (iv) any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders of the BCH Preferred A-0 Unit Accounts on or after January 1, 2023 have been completed.

The guaranteed payment accrual for the BCH Preferred A-0 Unit Accounts totaled $74.4 million and $55.5 million as of March 31, 2026 and 2025, respectively, and is included in the other liabilities line item of the consolidated statements of financial condition included in Beneficient’s Annual Report. Beneficient has not made any distributions related to income allocated to the FLP-3 Unit Accounts through March 31, 2026 and has accrued a liability of $0.7 million and $0.9 million as of March 31, 2026 and 2025, respectively, related to income allocated to the FLP-3 Unit Accounts prior to fiscal year 2025.

Discretionary distributions shall first be made to the holders of the BCH Preferred A-1 Unit Accounts, then to the holders of any outstanding BCH Preferred C-1 Unit Accounts and then to the holders of the BCH Class S Preferred Units until the amount of such discretionary distributions, and any tax distributions, are equal to their respective unpaid preferred returns, and then to the holders of BCH units, including the BCH Class S Ordinary Units, pro rata in accordance with their respective positive capital account balances. For additional information, see the section titled “Priority of Distributions - Distributions from Operations.”

Issuance of Additional BCH Class S Units. Following certain allocations of income to the BCH Class S Units, the capital account balance associated with such BCH Class S Units shall be reduced by the amount so allocated and, in exchange, the holder shall be issued an equal number of BCH Class S Ordinary Units and BCH Class S Preferred Units equal to the amount of the reduction in the capital account divided by a price, which we refer to as the unit price, equal to the closing price of Class A common stock on the primary exchange on which the shares of Class A common stock are listed on the date of such exchange or, if Class A common stock is not listed on a national securities exchange, the closing price on the date of such exchange as quoted on the automated quotation system on which Class A common stock is quoted. Such provisions result in the holders of the BCH Class S Ordinary Units and BCH Class S Preferred Units receiving additional limited partner interests in BCH as a result of the allocation of income of BCH while retaining the BCH Class S Units.

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Redemption, Conversion or Exchange. BCH Class S Ordinary Units may be exchanged, in accordance with the terms of the BCH A&R LPA and an exchange agreement to be executed by and among the Company, BCH and others, on a one-for-one basis, for Class A common stock upon election of a holder of BCH Class S Ordinary Units. Upon such election, each BCH Class S Ordinary Unit shall be exchanged for one share of Class A common stock, each exchanged BCH Class S Ordinary Unit will then be cancelled, and BCH shall issue to Ben LLC a BCH Class A Unit for each BCH Class S Ordinary Unit that is exchanged.

Voting. The BCH Class S Ordinary Units have no voting rights, except as provided in the BCH A&R LPA as set forth below. Unless BCH has received the affirmative vote or consent of the holders of a majority in interest of the outstanding BCH Class S Units, or the BCH Class S Ordinary Units or BCH Class S Preferred Units, as applicable, voting as a separate class, BCH cannot adopt any amendment to the BCH A&R LPA that would materially and adversely affect the rights of such class or subclass, as applicable. In addition, the limited partners of BCH shall have the right to vote on any merger, consolidation, combination or conversion of BCH.

Partnership Sale, Dissolution. Upon the occurrence of a Partnership Sale involving BCH or the liquidation of BCH, the guaranteed payments to the BCH Preferred A-0 Unit Accounts shall first be paid. The remaining amounts available for distribution will be made to BCH limited partners in accordance with their respective capital account balances in the order of priority as set forth in the BCH A&R LPA. For additional information, see the section titled “Priority of Distributions - Distribution of Sales Proceeds.” The holders of certain outstanding BCH units that have priority as to the BCH Class S Ordinary Units will be specially allocated items of gross income and gain in a manner designed to achieve, in the event of any Partnership Sale or liquidation, a capital account balance equal to such class’s preferred or designated return.

BCH Class S Preferred Units

Distributions. Each BCH Class S Preferred Unit is entitled to receive discretionary cash distributions to the extent BCH makes discretionary distributions; provided, that BCH may not make any discretionary distributions without the consent of a majority in interest of the holders of the BCH Preferred Series C-1 Unit Accounts, provided, further, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable. Further, no discretionary distributions shall be made until (i) the guaranteed payments to the BCH Preferred A-0 Unit Accounts have been made; (ii) any required distributions to holders of the BCH FLP-3 Unit Accounts have been made; (iii) any required tax distributions under the BCH A&R LPA have been made; and (iv) any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders of the BCH Preferred A-0 Unit Accounts on or after January 1, 2023 have been completed. During the year ended March 31, 2026, there was no income allocated to the FLP-3 Unit Accounts.

The guaranteed payment accrual for the BCH Preferred A-0 Unit Accounts totaled $74.4 million and $55.5 million as of March 31, 2026 and 2025, respectively, and is included in the other liabilities line item of the consolidated statements of financial condition included in Beneficient’s Annual Report. Beneficient has not made any distributions related to income allocated to the FLP-3 Unit Accounts through March 31, 2026 and has accrued a liability of $0.7 million and $0.9 million as of March 31, 2026 and 2025, respectively, related to income allocated to the FLP-3 Unit Accounts prior to fiscal year 2025.

Discretionary distributions shall first be made to the holders of the BCH Preferred A-1 Unit Accounts and then to the holders of any outstanding BCH Preferred C-1 Unit Accounts until the amount of such discretionary distributions, and any tax distributions, are equal to their respective unpaid preferred return. Discretionary distributions shall then be made to the holders of the BCH Class S Preferred Units until the amount of such discretionary distributions, and any tax distributions, are equal to their total unpaid preferred return. Thereafter, discretionary distributions shall be made to the holders of BCH units pro rata in accordance with their respective positive capital account balances. For additional information, see the section titled “Priority of Distributions - Distributions from Operations.”

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Preferred Return and Special Allocations. The BCH Class S Preferred Units are entitled to a quarterly preferred return (the “Quarterly Class S Preferred Unit Return”) equal to the hypothetical capital account balance of such BCH Class S Preferred Unit, multiplied by a rate, which we refer to as the base rate. Under the BCH A&R LPA, the base rate is the most recent 90-Day Average Secured Overnight Financing Rate as published by the Federal Reserve Bank of New York prior to each fiscal quarter plus 0.5% (2.0% per annum); provided, that the BCH Class S Preferred Unit preferred rate shall be waived and shall not accrue during the period from the effective date of the Eighth Amended and Restated Limited Partnership Agreement of BCH (“BCH Eighth A&R LPA”) until December 31, 2024, except to the extent of allocations of income to the holders of the BCH Class S Preferred Units. In connection with the consummation of the Business Combination, the holders of the BCH Class S Preferred Units agreed to significantly reduce the BCH Class S Preferred Unit return rate and also agreed to waive and defer the accrual of the preferred return as described above. In addition, until January 1, 2025, the hypothetical Class S Preferred Unit capital account will only be increased to the extent there are allocations of income during such period. The agreement to waive and not accrue the Quarterly Class S Preferred Unit Return from the effective date of the BCH Eighth A&R LPA until December 31, 2024, which remained under the terms of the BCH Ninth A&R LPA, does not affect or waive any Quarterly Class S Preferred Unit Returns or hypothetical BCH Class S Preferred Unit Accounts capital account already accrued as of the effective date.

Subject to the limited waiver and deferral of the preferred return as provided in the BCH A&R LPA, (i) to the extent there is sufficient income, the BCH Class S Preferred quarterly return is allocated to the capital accounts of the holders of the BCH Class S Preferred Units, and (ii) to the extent there is not sufficient income, the portion of the quarterly preferred return that is not allocated to the capital account is allocated to the hypothetical Class S Preferred Units capital account and would become allocable to the holder’s capital account in the next quarterly period in which there is sufficient income to make such allocation (with respect to the aggregate amounts so accrued as of any given date, such amount, the “Accrued Quarterly Class S Preferred Unit Return”).

Holders of the BCH Class S Preferred Units are entitled to receive, following the allocation of certain excluded amounts pursuant to Section 5.04(a)(viii) of the BCH A&R LPA and certain other required allocations pursuant to Section 5.04(f) of the BCH A&R LPA, allocations until the Quarterly Class S Preferred Unit Return and any Accrued Quarterly Class S Preferred Unit Return have been allocated. The hypothetical BCH Class S Preferred Unit capital account is used for purposes of calculating the Quarterly Class S Preferred Unit Return and, as a result, increases in the hypothetical BCH Class S Preferred Unit capital account result in increased returns in the future. Holders of the BCH Class S Preferred Units are also entitled to receive allocations of sale proceeds of BCH in an amount up to their hypothetical BCH Class S Preferred Unit capital account, thereby increasing such holder’s BCH Class S Preferred Unit capital account and resulting distributions. As a result, the hypothetical BCH Class S Preferred Unit capital account balance represents a significant implicit value to any holder of the BCH Class S Preferred Units.

Issuance of Additional BCH Class S Units. Following certain allocations of income to the BCH Class S Units, the capital account balance associated with such BCH Class S Units shall be reduced by the amount so allocated and, in exchange, the holder shall be issued an equal number of BCH Class S Ordinary Units and BCH Class S Preferred Units necessary to provide such holder with an additional number of units that, in the aggregate, equal the amount of the reduction in the capital account divided by the unit price on the date of such exchange. On a quarterly basis, the capital account balance associated with the BCH Class S Preferred Units of each holder of such units shall be reduced by the amount of the profit allocated to such holder during such quarter pursuant to the BCH A&R LPA. In exchange, such holder shall be issued the number of BCH Class S Preferred Units equal to the amount of the reduction in the capital account balance divided by the unit price on the date of such exchange. Such provisions result in the holders of the BCH Class S Preferred Units receiving additional limited partner interests in BCH as a result of allocations of income of BCH while retaining the BCH Class S Units.

Redemption, Conversion or Exchange. BCH Class S Preferred Units may be converted into BCH Class S Ordinary Units on a quarterly basis upon election of the holder. The holder will receive 1.0 BCH Class S Ordinary Unit for every 1.2 BCH Class S Preferred Unit. Each converted BCH Class S Preferred Unit will be cancelled. The BCH Class S Ordinary Units issued upon such conversion may be contemporaneously exchanged for shares of Class A common stock.

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Voting. The BCH Class S Preferred Units have no voting rights, except as provided in the BCH A&R LPA as set forth below. Unless BCH has received the affirmative vote or consent of the holders of a majority in interest of the outstanding BCH Class S Units, or the BCH Class S Ordinary Units or the BCH Class S Preferred Units, as applicable, voting as a separate class, BCH cannot adopt any amendment to the BCH A&R LPA that would materially and adversely affect the rights of such class or subclass, as applicable. In addition, the limited partners of BCH shall have the right to vote on any merger, consolidation, combination or conversion of BCH.

Partnership Sale, Dissolution. Upon the occurrence of a Partnership Sale involving BCH or the liquidation of BCH, the guaranteed payments to the BCH Preferred A-0 Unit Accounts shall first be paid. The remaining amounts available for distribution will be made to BCH limited partners in accordance with their respective capital account balances in the order of priority as set forth in the BCH A&R LPA. For additional information, see the section titled “Priority of Distributions - Distribution of Sales Proceeds.” The holders of certain outstanding BCH units that have priority as to the BCH Class S Preferred Units, as well as the holders of the BCH Class S Preferred Units, will be specially allocated items of gross income and gain in a manner designed to achieve, in the event of any Partnership Sale or liquidation, a capital account balance equal to such class’s preferred or designated return.

BCH FLP Unit Accounts

Certain members of our management team and our founders have retained certain profits interests and revenue and profit participations, which we collectively refer to as retained interests, that are represented by the BCH FLP Unit Accounts of BCH. The BCH FLP Unit Accounts are subdivided into BCH FLP-1 Unit Accounts, BCH FLP-2 Unit Accounts and BCH FLP-3 Unit Accounts. As of the date hereof, BHI, which is owned by the Highland Business Trust, of which Brad Heppner, the Company’s former Chief Executive Officer and Chairman of the Board, is the trustee, and Mr. Heppner and his family are the beneficiaries, which owns a majority of the BCH Class S Units, BCH Preferred A-0 Unit Accounts and BCH Preferred A-1 Unit Accounts, held 100% of the BCH FLP-1 Unit Accounts and 100% of the BCH FLP-3 Unit Accounts and Beneficient Management Partners, L.P. (“BMP”) held 100% of the BCH FLP-2 Unit Accounts.

BCH FLP-1 Unit Accounts

Distributions. Each BCH FLP-1 Unit Account is entitled to receive discretionary cash distributions to the extent BCH makes discretionary distributions; provided, that BCH may not make any discretionary distributions without the consent of a majority in interest of the holders of the BCH Preferred Series C-1 Unit Accounts, provided, further, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable. Further, no discretionary distributions shall be made until (i) the guaranteed payments to the BCH Preferred A-0 Unit Accounts have been made; (ii) any required distributions to holders of the BCH FLP-3 Unit Accounts have been made; (iii) any required tax distributions under the BCH A&R LPA have been made; and (iv) any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders of the BCH Preferred A-0 Unit Accounts on or after January 1, 2023 have been completed.

The guaranteed payment accrual for the BCH Preferred A-0 Unit Accounts totaled $74.4 million and $55.5 million as of March 31, 2026 and 2025, respectively, and is included in the other liabilities line item of the consolidated statements of financial condition included in Beneficient’s Annual Report. Beneficient has not made any distributions related to income allocated to the FLP-3 Unit Accounts through March 31, 2026 and has accrued a liability of $0.7 million and $0.9 million and included in the other liabilities line item of the consolidated statements of financial condition as of March 31, 2026 and 2025, respectively, related to income allocated to the FLP-3 Unit Accounts prior to fiscal year 2025.

Discretionary distributions shall first be made to the holders of the BCH Preferred A-1 Unit Accounts, then to the holders of any outstanding BCH Preferred C-1 Unit Accounts and then to the holders of the BCH Class S Preferred Units until the amount of such discretionary distributions, and any tax distributions, are equal to their respective unpaid preferred returns, and then to all holders of BCH units, including the BCH FLP-1 Unit Accounts, pro rata in accordance with their respective positive capital account balances. For additional information, see the section titled “Priority of Distributions - Distributions from Operations.”

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Special Allocations, Issuances of Additional BCH Class S Units. In the event of an upward adjustment of the carrying value of any BCH assets and an allocation of the book difference allocation amount (approximately fifteen percent (15%) of the then outstanding capital account balances of the outstanding BCH Class A Units and the BCH Class S Units) among the BCH FLP-1 Unit Accounts and the BCH FLP-2 Unit Accounts, the capital account balance associated with each BCH FLP-1 Unit Account and BCH FLP-2 Unit Account shall be reduced by such allocation. In exchange for such reduction, each holder of the BCH FLP-1 Unit Accounts and the BCH FLP-2 Unit Accounts shall be issued the number of BCH Class S Ordinary Units equal to the amount of the reduction in the capital account balance divided by the unit price on the date of such exchange. Such provision results in BHI, which is owned by the Highland Business Trust, of which Mr. Heppner is the trustee, and Mr. Heppner and his family are the beneficiaries, as the holder of the BCH FLP-1 Unit Accounts and BMP, as the holder of the BCH FLP-2 Unit Accounts, receiving additional limited partner interests in BCH as a result of any upward adjustment of the carrying value of the assets of BCH while retaining such BCH FLP-1 Units and BCH FLP-2 Units. As a result of the consummation of the Business Combination, an adjustment to the carrying value of BCH’s assets of approximately $321.9 million occurred. Pursuant to the BCH A&R LPA, approximately 50,300 Class S Ordinary Units would be issuable as a result of the carrying value adjustment. However, due to the Company’s Compensation Policy, which limits the aggregate value of all compensation granted by the Company to employees to no more than 60% of the Company’s gross revenue (the “Compensation Policy”) unless waived or amended, the number of Class S Ordinary Units that may be issued will be restricted. Additionally, subsequent to the Business Combination and through March 31, 2026, additional carrying value adjustments occurred, and approximately 2,470,100 (inclusive of the 50,300 units described above) BCH Class S Ordinary Units would be issuable as a result of such carrying value adjustments, subject to the Compensation Policy. As of the date hereof, there has been no allocation of such carrying value adjustments among the holders of the FLP-1 Unit Accounts and the FLP-2 Unit Accounts, and no issuance of any BCH Class S Ordinary Units as a result of such adjustments.

In addition to the carrying value adjustment relating to the consummation of the Business Combination, the carrying value will also be adjusted in the future upon the occurrence of certain events such as the acquisition of additional limited partner interests for more than a de minimis capital contribution. These events, and the resulting carrying value adjustments, are likely to occur. As a result, additional Class S Ordinary Units will be issuable to the holders of the BCH FLP-1 Unit Accounts and BCH FLP-2 Unit Accounts in the future in an amount that will be equal to approximately fifteen percent (15%) of the then outstanding capital account balances of the outstanding BCH Class A Units and BCH Class S Units.

The BCH FLP-1 Unit Accounts and the BCH FLP-2 Unit Accounts also receive certain allocations, including a special allocation to the retained interests, that result in the issuance of additional BCH Class S Ordinary Units and BCH Class S Preferred Units to the holders of such BCH FLP Unit Accounts. In addition to preferred allocations to BCH FLP-1 Unit Accounts upon a Partnership Sale (as defined in the BCH A&R LPA) with respect to BCH, the BCH FLP-1 Unit Accounts (receiving 50.5%) and the BCH FLP-2 Unit Accounts (receiving 49.5%) shall be allocated (i) fifteen percent (15%) of the profits and losses from financing activities of BCH and its subsidiaries and (ii) an amount equal to the lesser of (A) fifty percent (50%) of the revenues of BCH and its tax pass-through subsidiaries, excluding financing activities revenues, and (B) that amount of revenues that will cause the profit margin (as defined in the BCH A&R LPA) to equal twenty percent (20%). After any such allocations, other allocations of profits and losses excluding such special allocations, and allocations of sales proceeds, if a capital account balance associated with a BCH FLP-1 Unit Account or BCH FLP-2 Unit Account is positive, such capital account balance shall be reduced to zero and, in exchange, the holder of such BCH FLP Unit Account shall be issued an equal number of BCH Class S Ordinary Units and BCH Class S Preferred Units necessary to provide such holder with an additional number of units that, in the aggregate, equal the amount of the reduction in the capital account divided by the unit price on the date of such exchange. The allocation provisions may result in positive allocations, and the issuance of additional Class S Units, to the holders of the BCH FLP-1 Unit Accounts and BCH FLP-2 Unit Accounts when the Company is not profitable on a consolidated basis and/or when BCH is not profitable on an unconsolidated basis. Such BCH Class S Units that are issued may not be disposed of by any holder before April 1 of the following year. If the calculation of such allocations on a quarterly basis rather than an annual basis results in an excess allocation to the BCH FLP-1 Unit Accounts and the BCH FLP-2 Unit Accounts, then an equal number of issued BCH Class S Ordinary Units and BCH Class S Preferred Units having a value equal to such excess allocation shall be cancelled on or before March 31 of the following year.

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Voting. Without the consent of the limited partners holding a majority of the BCH FLP Unit Accounts, voting as a single class, and, to the extent effecting the BCH FLP-3 Unit Accounts, the consent of the holders of a majority of the BCH FLP-3 Unit Accounts, BCH may not sell, modify the economic rights of, or pledge any interests in any subsidiary in a manner that adversely affects certain special allocations to the BCH FLP Units described above and the special allocations with respect to the BCH FLP-3 Unit Accounts described below.

In addition, without the consent of the limited partners holding a majority of the BCH FLP Unit Accounts, voting as a single class, and, to the extent affecting the BCH FLP-3 Unit Accounts, the consent of the holders of a majority of the BCH FLP-3 Unit Accounts, BCH may not take any action or participate in any transaction that would cause BCH to hold, directly or indirectly, less than 100% of the economic interest in The Pen Indemnity Insurance Company, L.P., its subsidiaries and its general partner.

Except for the foregoing required approvals and as provided in the BCH A&R LPA as set forth below, the BCH FLP Unit Accounts have no voting rights. Unless BCH has received the affirmative vote or consent of the holders of a majority in interest of the outstanding BCH FLP Unit Accounts, or the BCH FLP-1 Unit Accounts, BCH FLP-2 Unit Accounts, or BCH FLP-3 Unit Accounts as applicable, voting as a separate class, BCH cannot adopt any amendment to the BCH A&R LPA that would materially and adversely affect the rights of such class or subclass, as applicable. In addition, the limited partners of BCH shall have the right to vote on any merger, consolidation, combination or conversion of BCH.

Partnership Sale, Dissolution. The BCH FLP Unit Accounts do not receive distributions upon a Partnership Sale or dissolution. However, prior to any such distribution, the capital account balances of the BCH FLP-1 Unit Accounts and the BCH FLP-2 Unit Accounts will be reduced to zero and the capital account balances of the BCH FLP-1 Unit Accounts and the BCH FLP-2 Unit Accounts will be converted into BCH Class S Ordinary and BCH Class S Preferred Units prior to any such distributions.

BCH FLP-2 Unit Accounts

Distributions. Each BCH FLP-2 Unit Account is entitled to receive discretionary cash distributions to the extent BCH makes discretionary distributions; provided, that, BCH may not make any discretionary distributions without the consent of a majority in interest of the holders of the BCH Preferred Series C-1 Unit Accounts, provided, further, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable. Further, no discretionary distributions shall be made until (i) the guaranteed payments to the BCH Preferred A-0 Unit Accounts have been made; (ii) any required distributions to holders of the BCH FLP-3 Unit Accounts have been made; (iii) any required tax distributions under the BCH A&R LPA have been made; and (iv) any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders of the BCH Preferred A-0 Unit Accounts on or after January 1, 2023 have been completed.

The guaranteed payment accrual for the BCH Preferred A-0 Unit Accounts totaled $74.4 million and $55.5 million as of March 31, 2026 and 2025, respectively, and is included in the other liabilities line item of the consolidated statements of financial condition included in Beneficient’s Annual Report. Beneficient has not made any distributions related to income allocated to the FLP-3 Unit Accounts through March 31, 2026 and has accrued a liability of $0.7 million and $0.9 million as of March 31, 2026 and 2025, respectively, related to income allocated to the FLP-3 Unit Accounts prior to fiscal year 2025.

Discretionary distributions shall first be made to the holders of the BCH Preferred A-1 Unit Accounts, then to the holders of any outstanding BCH Preferred C-1 Unit Accounts and then to the holders of the BCH Class S Preferred Units until the amount of such discretionary distributions, and any tax distributions, are equal to their respective unpaid preferred returns, and then to all holders of BCH units, including the BCH FLP-2 Unit Accounts, pro rata in accordance with their respective positive capital account balances. For additional information, see the section titled “Priority of Distributions - Distributions from Operations.”

Special Allocations, Issuances of Additional BCH Class S Units. For additional information, see the section titled “BCH FLP-2 Unit Accounts - Special Allocations, Issuances of Additional BCH Class S Units” for a discussion of the special allocations to, and conversion of, the BCH FLP-2 Unit Accounts into BCH Class S Units.

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Voting. For additional information, see the section titled “BCH FLP-1 Unit Accounts - Voting” for a discussion of the approval and voting rights of the BCH FLP Unit Accounts.

Partnership Sale, Dissolution. For additional information, see the section titled “BCH FLP-1 Unit Accounts - Partnership Sale, Dissolution” for a discussion of the rights of the BCH FLP Unit Accounts upon a Partnership Sale or dissolution.

BCH FLP-3 Unit Accounts

Special Allocations, Distributions. The BCH FLP-3 Unit Accounts shall be allocated, on a pro rata basis each fiscal quarter, five percent (5%) of the profits and losses from financing activities of BCH and its subsidiaries, with certain exceptions; provided that the amount allocated for any fiscal quarter shall not exceed 10% of the average annualized stated interest of the quarterly average of new loans made by subsidiaries of Beneficient, including Beneficient Fiduciary Financial, L.L.C, to customized trust vehicles that we implement for our Customers and through which we provide our Customers liquidity for their alternative assets to finance liquidity transactions (the “ExAlt Loans”) issued during the twelve (12) quarters immediately preceding such fiscal quarter. If at the end of each fiscal year the capital account balance of any BCH Subclass 3 Unit Account is positive, BCH shall distribute to the holder of such BCH FLP-3 Unit Account cash in an amount equal to the capital account balance of such applicable BCH FLP-3 Unit Account, and such capital account will be reduced to zero. The allocation provisions may result in positive allocations, and additional distributions, to the holders of the BCH FLP-3 Unit Accounts when the Company is not profitable on a consolidated basis and/or when BCH is not profitable on an unconsolidated basis.

In addition to the foregoing special allocations and distributions, each BCH FLP-3 Unit Account is entitled to receive discretionary cash distributions to the extent BCH makes discretionary distributions; provided, that, BCH may not make any discretionary distributions without the consent of a majority in interest of the holders of the BCH Preferred Series C-1 Unit Accounts, provided, further, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable. Further, no discretionary distributions shall be made until (i) the guaranteed payments to the BCH Preferred A-0 Unit Accounts have been made, (ii) any required distributions to holders of the BCH FLP-3 Unit Accounts have been made; (iii) any required tax distributions under the BCH A&R LPA have been made; and (iv) any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders of the BCH Preferred A-0 Unit Accounts on or after January 1, 2023 have been completed.

The guaranteed payment accrual for the BCH Preferred A-0 Unit Accounts totaled $74.4 million and $55.5 million as of March 31, 2026 and 2025, respectively, and is included in the other liabilities line item of the consolidated statements of financial condition included in Beneficient’s Annual Report. Beneficient has not made any distributions related to income allocated to the FLP-3 Unit Accounts through March 31, 2026 and has accrued a liability of $0.7 million and $0.9 million as of March 31, 2026 and 2025, respectively, related to income allocated to the FLP-3 Unit Accounts prior to fiscal year 2025.

Discretionary distributions shall first be made to the holders of the BCH Preferred A-1 Unit Accounts, then to the holders of any outstanding BCH Preferred C-1 Unit Accounts, and then to the holders of the BCH Class S Preferred Units until the amount of such discretionary distributions, and any tax distributions, are equal to their respective unpaid preferred returns, and then to all holders of BCH units, including the BCH FLP-3 Unit Accounts, pro rata in accordance with their respective positive capital account balances. For additional information, see the section titled “Priority of Distributions - Distributions from Operations.”

Redemption, Conversion or Exchange. The BCH FLP-3 Unit Accounts are not subject to any redemption, conversion or exchange.

Voting. For additional information, see the section titled “BCH FLP-1 Unit Accounts - Voting” for a discussion of the approval and voting rights of the BCH FLP Unit Accounts.

Partnership Sale, Dissolution. The BCH FLP-3 Unit Accounts do not receive distributions in connection with a Partnership Sale or dissolution. However, prior to any distribution of sales proceeds from a Partnership Sale, the holder of the BCH FLP-3 Unit Accounts will be entitled to receive any distributions that are payable as described above.

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BCH Preferred Series A Unit Accounts

The Preferred Series A Unit Accounts of BCH (the “BCH Preferred A Unit Accounts”) are subdivided into the BCH Preferred A-0 Unit Accounts and the BCH Preferred A-1 Unit Accounts. Approximately $193,860,223 of BCH Preferred A-1 Unit Accounts were converted and exchanged for shares of Class A common stock and Class B common stock in connection with the Business Combination. A significant percentage of the BCH Preferred A-0 Unit Accounts and the BCH Preferred A-1 Unit Accounts are held by BHI, which is owned by the Highland Business Trust, of which Mr. Heppner is the trustee, and Mr. Heppner and his family are the beneficiaries.

BCH Preferred A-0 Unit Accounts

Distributions. Each BCH Preferred A-0 Unit Account is entitled to receive, on a quarterly basis, a guaranteed payment in an amount equal to (i) the product of (1) the then current capital account balance of such BCH Preferred A-0 Unit Account, multiplied by (2) 1.5% (or 6.0% per annum), plus (ii) any previously due but unpaid guaranteed payments owing to the holder of such BCH Preferred A-0 Unit Account. BCH’s obligation to make such guaranteed payment is not subject to available cash and has priority over all other distributions made by BCH. The guaranteed payments are not made payable in connection with an allocation of income but are a required cash payment recorded as an expense for BCH. BHI and the other holders of the BCH Preferred A-0 Unit Accounts entered into an agreement to defer the delivery of guaranteed payments until November 15, 2024; provided that, the right to such deferred guaranteed payments continue to accrue on a quarterly basis and that guaranteed payments may be made prior to November 15, 2024 if the Audit Committee of the general partner of BCG determines that making such payment, in part or in full, would not cause the Company to incur a going concern.

The guaranteed payment accrual for the BCH Preferred A-0 Unit Accounts totaled $74.4 million and $55.5 million as of March 31, 2026 and 2025, respectively, and is included in the other liabilities line item of the consolidated statements of financial condition included in Beneficient’s Annual Report.

In addition to the guaranteed payments, each BCH Preferred A-0 Unit Account is entitled to receive discretionary cash distributions to the extent BCH makes discretionary distributions; provided, that, BCH may not make any discretionary distributions without the consent of a majority in interest of the holders of the BCH Preferred Series C-1 Unit Accounts, provided, further, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023. Further, no discretionary distributions shall be made until (i) the guaranteed payments to the BCH Preferred A-0 Unit Accounts have been made, (ii) any required distributions to holders of the BCH FLP-3 Unit Accounts have been made; (iii) any required tax distributions under the BCH A&R LPA have been made; and (iv) any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders of the BCH Preferred A-0 Unit Accounts on or after January 1, 2023 have been completed.

Discretionary distributions shall first be made to the holders of the BCH Preferred A-1 Unit Accounts, then to the holders of any outstanding BCH Preferred C-1 Unit Accounts and then to the holders of the BCH Class S Preferred Units until the amount of such discretionary distributions, and any tax distributions, are equal to their respective unpaid preferred returns, and then to all holders of BCH units, including the BCH Preferred A-0 Unit Accounts, pro rata in accordance with their respective positive capital account balances. For additional information, see the section titled “Priority of Distributions - Distributions from Operations.”

Redemption, Conversion or Exchange. At any time on or after January 1, 2023, the capital account balance of BCH Preferred A-0 Unit Accounts may be converted into BCH Class S Ordinary Units at the election of the holder. Upon conversion, the holder shall be issued BCH Class S Ordinary Units in an amount equal to the capital account balance associated with the BCH Preferred A-0 Unit Accounts being converted divided by a price equal to the average of (i) $6,720.00, and (ii) the volume-weighted average closing price of Class A common stock for the twenty (20) days preceding the applicable exchange date; provided, that from the effectiveness of the BCH A&R LPA through December 31, 2027, such conversion price shall not be less than $6,720.00. Such provision results in the holders of the BCH Preferred A-0 Unit Accounts receiving additional limited partner interests in BCH while retaining the BCH Preferred A-0 Unit Accounts.

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In addition, at any time on or after January 1, 2023, a holder of BCH Preferred A-0 Unit Accounts may elect to convert, on a quarterly basis, an amount of BCH Preferred A-1 Unit Accounts with a capital account balance up to 12.5% of such holder’s initial capital account balance of the BCH Preferred A-0 Unit Accounts into BCH Preferred A-1 Unit Accounts, provided that in no event shall a holder convert an amount of their BCH Preferred A-1 Unit Accounts, on an aggregate basis, in excess of fifty percent (50%) of the initial capital account balance of such holder’s BCH Preferred A-0 Unit Accounts.

At any time on or after January 1, 2023, holders of BCH Preferred A-0 Unit Accounts may elect, on a quarterly basis, to redeem an amount of BCH Preferred A-0 Unit Accounts with a capital account balance up to 12.5% of such holder’s capital account balance of the BCH Preferred A-0 Unit Accounts; provided that no holder may require the redemption of more than 50% of the capital account balance of the BCH Preferred A-0 Unit Accounts. To the extent there is not sufficient BCH Available Redeeming Cash (as defined in the BCH A&R LPA) to redeem all applicable BCH Preferred A-0 Unit Accounts, BCH shall continue to redeem such BCH Preferred A-0 Unit Accounts on a quarterly basis until all applicable unit accounts have been redeemed.

Voting. Without the consent of the limited partners holding a majority of the BCH Preferred Series A Units (i) neither BCH nor its subsidiaries shall issue any equity securities or incur or issue any indebtedness that, in any such case, is senior to, or pari passu, with any right of distribution, redemption, or other payment to the Preferred Series A Units, (ii) prior to the conversion of all BCH Preferred Series A Units, BCH may not incur additional long-term indebtedness unless (a) after giving effect to the incurrence of such additional indebtedness, the sum of such additional indebtedness and all other existing indebtedness would not exceed 55% of the NAV of BCH’s alternative asset financing portfolio plus all cash on hand at the Company, BCH and its subsidiaries, and (b) at the time of incurrence, the aggregate balance of BCH’s (including controlled subsidiaries) indebtedness plus such additional indebtedness does not exceed 40% of the NAV of the collateral underlying the loan portfolio of BCH and its subsidiaries plus cash on hand at the Company, BCH and its subsidiaries, and (iii) BCH shall not, except as permitted in the BCH A&R LPA, redeem any other class or series of equity securities until the holders of the BCH Preferred Series A Units have been paid or redeemed an amount based upon their capital account balances, as adjusted pursuant to the BCH A&R LPA.

Except for the foregoing required approvals and as provided in the BCH A&R LPA as set forth below, the BCH Preferred Series A Units have no voting rights. Unless BCH has received the affirmative vote or consent of the holders of a majority in interest of the outstanding BCH Preferred Series A Units, or the BCH Preferred A-0 Unit Accounts or BCH Preferred A-1 Unit Accounts, as applicable, voting as a separate class, BCH cannot adopt any amendment to the BCH A&R LPA that would materially and adversely affect the rights of such class or subclass, as applicable. In addition, the limited partners of BCH shall have the right to vote on any merger, consolidation, combination or conversion of BCH.

Partnership Sale, Dissolution. Upon the occurrence of a Partnership Sale involving BCH or the liquidation of BCH, the guaranteed payments to the BCH Preferred A-0 Unit Accounts shall first be paid. The remaining amounts available for distribution will be made to BCH limited partners in accordance with their respective capital account balances. Distributions shall be made in the order of priority as set forth in the BCH A&R LPA, with the BCH Preferred A-0 Unit Accounts having the senior priority. For additional information, see the section titled “Priority of Distributions - Distribution of Sales Proceeds.” The holders of the BCH Preferred A-0 Unit Accounts will be specially allocated items of gross income and gain in a manner designed to achieve, in the event of any Partnership Sale or liquidation, a capital account balance equal to the BCH Preferred A-0 Unit Accounts’ preferred or designated return.

BCH Preferred A-1 Unit Accounts

Distributions. From and after April 1, 2023, to the extent there is an allocation of profits from operations to the BCH Preferred A-1 Unit Accounts in an amount equal to the quarterly preferred return during any quarter, BHI may make a request for a distribution in the amount of such allocation, subject to available cash and to the guaranteed payment to the BCH Preferred A-0 Unit Accounts.

In addition to the foregoing, each BCH Preferred A-1 Unit Account is entitled to receive discretionary cash distributions to the extent BCH makes discretionary distributions; provided, that, BCH may not make any discretionary distributions without the consent of a majority in interest of the holders of the BCH Preferred Series C-1 Unit Accounts, provided, further, that upon the conversion of the BCH Preferred C-1 Unit Accounts effective July 10, 2023, this limitation is no longer applicable.

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Further, no discretionary distributions shall be made until (i) the guaranteed payments to the BCH Preferred A-0 Unit Accounts have been made; (ii) any required distributions to holders of the BCH FLP-3 Unit Accounts have been made; (iii) any required tax distributions under the BCH A&R LPA have been made; and (iv) any redemption of the BCH Preferred A-0 Unit Accounts which may be required by the holders of the BCH Preferred A-0 Unit Accounts on or after January 1, 2023 have been completed. Discretionary distributions shall first be made to the holders of the BCH Preferred A-1 Unit Accounts, until the amount of such discretionary distributions, and any tax distributions, are equal to the BCH Preferred A-1 Unit Accounts’ unpaid preferred returns. Discretionary distributions shall then be made to the holders of any outstanding BCH Preferred C-1 Unit Accounts and then to the holders of the BCH Class S Preferred Units until the amount of such discretionary distributions, and any tax distributions, are equal to their respective unpaid preferred returns.

Thereafter, discretionary distributions shall be made to the holders of BCH units pro rata in accordance with their respective positive capital account balances. For additional information, see the section titled “Priority of Distributions - Distributions from Operations.”

Preferred Return and Special Allocation

The BCH Preferred A-1 Unit Accounts are entitled to a quarterly preferred return ( the “Quarterly Preferred Series A-1 Return”) equal to the hypothetical capital account balance of such BCH Preferred A-1 Unit Accounts, multiplied by the base rate; provided, that the BCH Preferred A-1 Unit Accounts preferred rate shall be waived and shall not accrue during the period from the effective date of the BCH Eighth A&R LPA until December 31, 2024, except to the extent of allocations of income to the holders of the BCH Preferred A-1 Unit Accounts, in which event distributions may be requested by the holders of the BCH Preferred A-1 Unit Accounts, and if not requested, such amounts shall be accrued. In connection with the consummation of the Business Combination, the holders of the BCH Preferred A-1 Unit Accounts agreed to significantly reduce the BCH Preferred A-1 Unit Accounts return rate and also agreed to waive and defer the accrual of the preferred return as described above. In addition, until January 1, 2025, the hypothetical BCH Preferred A-1 Unit Accounts capital account will only be increased to the extent there are allocations of income during such period. The agreement to waive and not accrue the Quarterly Preferred Series A-1 Return from the effective date of the BCH Eighth A&R LPA until December 31, 2024, which remained under the terms of the BCH Ninth A&R LPA, does not affect or waive any Quarterly Preferred Series A-1 Returns or hypothetical BCH Preferred A-1 Unit Accounts capital account already accrued as of the effective date.

As of March 31, 2026, approximately $169.8 million of preferred return related to the BCH Preferred A-1 Unit Accounts has not been allocated to its holders due to insufficient income during those periods to fully satisfy the preferred return and will be allocable to the BCH Preferred A-1 Unit Accounts holders in future quarterly periods to the extent that sufficient income, if any, is available for such allocation.

Subject to the waiver and deferral of the preferred return as provided in the BCH A&R LPA, (i) to the extent there is sufficient income, the BCH Preferred A-1 Unit Accounts quarterly return is allocated to the capital accounts of the holders of the BCH Preferred A-1 Unit Accounts, and (ii) to the extent there is not sufficient income, the portion of the quarterly preferred return that is not allocated to the capital account is allocated to the hypothetical BCH Preferred A-1 Unit Accounts capital account and would become allocable to the holder’s capital account in the next quarterly period in which there is sufficient income to make such allocation (with respect to the aggregate amounts so accrued as of any given date, such amount, the “Accrued Quarterly Preferred Series A-1 Return”). As stated above, the accrual of the preferred return is waived and deferred under the BCH A&R LPA. Holders of the BCH Preferred A-1 Unit Accounts are entitled to receive, following the allocation of certain excluded amounts pursuant to Section 5.04(a)(iv) of the BCH A&R LPA and certain other required allocations pursuant to Section 5.04(f) of the BCH A&R LPA, allocations until the Quarterly Preferred Series A-1 Return and any Accrued Quarterly Preferred Series A-1 Return have been allocated. The hypothetical BCH Preferred A-1 Unit Accounts capital account is used for purposes of calculating the Quarterly Preferred Series A-1 Return and, as a result, increases in the hypothetical BCH Preferred A-1 Unit Accounts capital account result in increased Quarterly Preferred Series A-1 Returns in the future. Holders of the BCH Preferred A-1 Unit Accounts are also entitled to receive allocations of sale proceeds of BCH in an amount up to their hypothetical BCH Preferred A-1 Unit Accounts capital account, thereby increasing such holder’s BCH Preferred A-1 Unit Accounts capital account and resulting distributions. As a result, the hypothetical BCH Preferred A-1 Unit Accounts capital balance represents a significant implicit value to any holder of the BCH Preferred A-1 Unit Accounts.

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Redemption, Conversion and Exchange. From and after January 1, 2025, BCH Preferred A-1 Unit Accounts may be converted into BCH Class S Ordinary Units at the election of the holder, subject to a 20% annual conversion limit through December 31, 2029 as set forth in the BCH A&R LPA; provided, that if the conversion price for the BCH Preferred A-1 Unit Accounts equals or exceeds $11,520 on December 31 of any such calendar year, the annual conversion limit shall no longer be applicable. Upon conversion, the holder shall be issued BCH Class S Ordinary Units in an amount equal to the capital account balance associated with the BCH Preferred A-1 Unit Accounts being converted divided by a price equal to the average closing price of Class A common stock for the thirty (30) days preceding the applicable exchange date; provided, that from the effectiveness of the BCH A&R LPA through December 31, 2027, such conversion price shall not be less than $6,720.00.

Voting. For additional information, see the section titled “BCH Preferred A-0 Unit Accounts - Voting” for a description of the voting rights of the BCH Preferred Series A Units.

Partnership Sale, Dissolution. Upon the occurrence of a Partnership Sale involving BCH or the liquidation of BCH, the guaranteed payments to the BCH Preferred A-0 Unit Accounts shall first be paid. The remaining amounts available for distribution will be made to BCH limited partners in accordance with their respective capital account balances. Distributions shall be made in the order of priority as set forth in the BCH A&R LPA. For additional information, see the section titled “Priority of Distributions - Distribution of Sales Proceeds.” The holders of certain outstanding BCH units that have priority as to the BCH Preferred A-1 Unit Accounts, as well as the holders of the BCH Preferred A-1 Unit Accounts, will be specially allocated items of gross income and gain in a manner designed to achieve, in the event of any Partnership Sale or liquidation, a capital account balance equal to such class’s preferred or designated return.

BCH Preferred Series C-1 Unit Accounts

Effective July 10, 2023, the BCH Preferred C-1 Unit Accounts converted into 68,814 shares of Class A common stock. As a result, no BCH Preferred C-1 Unit Accounts were outstanding as of December 22, 2025. The BCH Ninth A&R LPA, effective April 18, 2024, removed reference to the BCH Preferred C-1 Unit Accounts.

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SELLING STOCKHOLDERS

This prospectus relates in part to the offer and sale from time to time of up to 55,671,296 shares of our Class A common stock by the stockholders identified in the table below, who we refer to in this prospectus as the “Selling Holders” and their respective transferees, pledgees, donees, assignees or other successors (each also a Selling Holder for purposes of this prospectus). The Selling Holders identified below may currently hold or acquire at any time shares of our Class A common stock in addition to those registered hereby.

We are registering 55,671,296 shares of our Class A common stock for sale by the Selling Holders named below pursuant to contractual agreements by and between the Company and the Selling Holders as described below, which represents 361.8% of our total number of shares outstanding as of July 28, 2026.

The percent of beneficial ownership for the Selling Holders is based on (i) 15,388,036 shares of Class A common stock and (ii) 29,908 shares of Class B common stock outstanding as of July 28, 2026. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, each Selling Holder listed below has sole voting and investment power with respect to the shares of our Class A common stock beneficially owned by it.

Information concerning the Selling Holders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional Selling Holders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the Selling Holders.

The Selling Holders are not obligated to sell any of the shares of our securities offered by this prospectus. Because each Selling Holder identified in the table below may sell some or all of the shares of our securities owned by it that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such securities, no estimate can be given as to the number of securities covered by this prospectus that will be held by the Selling Holders.

In addition, subject to the registration rights agreements described below, each Selling Holder may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our securities it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the Selling Holders provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that each Selling Holder will sell all of the Offered Securities beneficially owned by it that are covered by this prospectus and will not acquire any additional shares of Class A common stock.

	Number of Shares of Class A Common Stock Beneficially Owned(3)			Maximum Number of Shares of Class A Common Stock Offered(4)	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold(1)(2)		Total Voting Power of Class A and Class B Common Stock
Name of Selling Holders	Number		Percent (1)	Offered	Number	Percent	Percent
YA II PN, Ltd. (5)	793,453	(6)	4.99%	37,632,938	-	-	-%
Mendoza Ventures Pre-Seed Fund II LP (7)	15,625		* %	15,625	-	-	-%
Interest Solutions, LLC (8)	1,786		* %	1,786	-	-	-%
Convergency Partners, LLC (9)	3,219		* %	3,219	-	-	-%
8F Fund, LP (10)	245,305		1.6%	245,305	-	-	-%
Pulse Pioneer Fund, LP (11)	788,074		4.99%	5,107,787	-	-	-%
Cork & Vines Fund I LP (12)	601,856		3.8%	601,856	-	-	-%
Mendoza Ventures Growth Fund III (13)	808,189		4.99%	937,191	-	-	-%
Quartus AI Fund L.P. (14)	808,189		4.99%	7,047,947	-	-	-%
Quartus AI Fund II, L.P.(15)	808,189		4.99%	4,077,642	-	-	-%

*	Indicates less than one percent.
(1)	The percent of beneficial ownership for the Selling Holders is based as of July 28, 2026 on (i) 15,388,036 shares of Class A common stock and (ii) 29,908 shares of Class B common stock outstanding.
(2)	Assumes that each Selling Holder (i) will sell all of the shares of Class A common stock and warrants beneficially owned by it that are covered by this prospectus and (ii) does not acquire beneficial ownership of any additional shares of our Class A common stock.

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(3)	Represents shares of Class A common stock, including the shares of Class A common stock that may be issued upon the exercise of warrants or conversion of securities convertible into Class A common stock held by the Selling Holder.
(4)	Represents the maximum number of shares of Class A common stock that may be offered by the Selling Holders without giving effect to beneficial ownership limitations.
(5)	YA II PN, Ltd. is a Cayman Islands exempt limited company. Investment decisions for YA II PN, Ltd. are made by Mark Angelo, and Mr. Angelo may therefore be deemed to hold voting and dispositive power with respect to such shares. The business address of YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.
(6)	Represents (i) 280,631 Commitment Fee Shares, (ii) 165,674 Warrant Shares and (iii) 347,148 Conversion Shares, after giving effect to the 4.99% Beneficial Ownership Limitation. The 4.99% Beneficial Ownership Limitation in Section 3.02(a) of the A&R SEPA prohibits the Company from issuing and selling any shares of Class A common stock to Yorkville to the extent such shares, when aggregated with all other shares of Class A common stock then beneficially owned by Yorkville, would cause Yorkville’s beneficial ownership of our Class A common stock to exceed 4.99%. The number of shares of Class A common stock that may actually be acquired by Yorkville pursuant to the A&R SEPA is not currently known and is subject to satisfaction of certain conditions and other limitations set forth in the A&R SEPA, including the 4.99% Beneficial Ownership Limitation and the A&R SEPA Exchange Cap.
(7)	The principal address of Mendoza Ventures Pre-Seed Fund II LP is 207 Newbury Street, 3rd Floor, Boston, MA 02116. Adrian Mendoza is the managing partner of Mendoza Ventures Pre-Seed Fund II GP, LLC, the General Partner of Mendoza Ventures Pre-Seed Fund II LP, and may therefore be deemed to hold voting and dispositive power with respect to such shares. Mr. Mendoza disclaims beneficial ownership over any securities owned by Mendoza Ventures Pre-Seed Fund II LP except to the extent of his pecuniary interest therein. Represents shares of Class A common stock issuable upon conversion of Series B-2 preferred stock.
(8)	The principal address of Interest Solutions is 701 Main Avenue, Norwalk, CT 06851. John Sorensen is the Chief Operating Officer of Interest Solutions and may therefore be deemed to hold voting and dispositive power with respect to such shares. Mr. Sorensen disclaims beneficial ownership over any securities owned by Interest Solutions except to the extent of his pecuniary interest therein. Represents shares of Class A common stock issuable upon conversion of Series B-3 preferred stock.
(9)	The principal address of Convergency Partners is 265 Franklin Street, Suite 1702, Boston, MA 02110. Jeffrey M. Miller is the Managing Partner of Convergency Partners and may therefore be deemed to hold voting and dispositive power with respect to such shares. Mr. Miller disclaims beneficial ownership over any securities owned by Convergency Partners except to the extent of his pecuniary interest therein. Represents shares of Class A common stock issuable upon conversion of Series B-4 preferred stock.
(10)	The principal address of 8F Fund is 108 Wild Basin Road South, Suite 250, Austin, Texas 78746. Antonio Carlos Ochoa Alvarez is the managing partner of 8F Fund and may therefore be deemed to hold voting and dispositive power with respect to such shares. Mr. Alvarez disclaims beneficial ownership over any securities owned by 8F Fund except to the extent of his pecuniary interest therein. Represents shares of Class A common stock issuable upon conversion of Series B-5 preferred stock.
(11)	Pursuant to the terms of the Series B-6 preferred stock, the Series B-6 preferred stock will not convert into Class A common stock to the extent such conversion would cause Pulse Pioneer Fund to exceed 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the issuance of shares of Class A common stock issuable upon conversion of Series B-6 preferred stock held by Pulse Pioneer Fund (the “B-6 Beneficial Ownership Limitation”). Represents the number of shares of Class A common stock owned by Pulse Pioneer Fund after giving effect to the B-6 Beneficial Ownership Limitation. The principal address of Pulse Pioneer Fund is 520 Broadway, Suite 200, Santa Monica, California 90401. Tenzin Seldon is the managing partner of Pulse Pioneer Fund and may therefore be deemed to hold voting and dispositive power with respect to such shares. Mr. Seldon disclaims beneficial ownership over any securities owned by Pulse Pioneer Fund except to the extent of his pecuniary interest therein.

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(12)	The principal address of Cork & Vines Fund I is 301 Bayview Circle, #104, Newport Beach, California 92660. Billy Jason Clow is the managing partner of Cork & Vines Fund and may therefore be deemed to hold voting and dispositive power with respect to such shares. Mr. Clow disclaims beneficial ownership over any securities owned by Cork & Vines Fund except to the extent of his pecuniary interest therein. Represents shares of Class A common stock issued or issuable upon conversion of Series B-7 preferred stock and Series B-9 preferred stock.
(13)	Pursuant to the terms of the Series B-8 preferred stock, the Series B-8 preferred stock will not convert into Class A common stock to the extent such conversion would cause Mendoza Ventures Growth Fund III to exceed 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the issuance of shares of Class A common stock issuable upon conversion of Series B-8 preferred stock held by Mendoza Ventures Growth Fund III (the “B-8 Beneficial Ownership Limitation”). Represents the number of shares of Class A common stock owned by Mendoza Ventures Growth Fund III after giving effect to the B-8 Beneficial Ownership Limitation. The principal address of Mendoza Ventures Growth Fund III is 207 Newbury Street, 3rd Floor, Boston, MA 02116. Adrian Mendoza is the managing partner of Mendoza Ventures Pre-Seed Fund II GP, LLC, the General Partner of Mendoza Ventures Growth Fund III, and may therefore be deemed to hold voting and dispositive power with respect to such shares. Mr. Mendoza disclaims beneficial ownership over any securities owned by Mendoza Ventures Growth Fund III except to the extent of his pecuniary interest therein.
(14)	Pursuant to terms of the Series B-10 preferred stock, the Series B-10 preferred stock will not convert into Class A common stock to the extent such conversion would cause Quartus AI to exceed 4.99% of the number of shares of the Class A common stock outstanding immediately after giving effect to the issuance of shares of Class A common stock issuable upon conversion of Series B-10 preferred stock held by Quartus AI. Represents the number of shares of Class A common stock owned by Quartus AI after giving effect to the B-10 Beneficial Ownership Limitation. The principal address of Quartus AI is 135 West 41 Street, New York, NY 10036. Afzal M. Tarar is the managing partner of Quartus AI and may therefore be deemed to hold voting and dispositive power with respect to such shares. Mr. Tarar disclaims beneficial ownership over any securities owned by Quartus AI except to the extent of his pecuniary interest therein.
(15)	Pursuant to terms of the Series B-11 preferred stock, the Series B-11 preferred stock will not convert into Class A common stock to the extent such conversion would cause Quartus AI II to exceed 4.99% of the number of shares of the Class A common stock outstanding immediately after giving effect to the issuance of shares of Class A common stock issuable upon conversion of Series B-11 preferred stock held by Quartus AI II. Represents the number of shares of Class A common stock owned by Quartus AI II after giving effect to the B-11 Beneficial Ownership Limitation. The principal address of Quartus AI II is 135 West 41 Street, New York, NY 10036. Afzal M. Tarar is the managing partner of Quartus AI II and may therefore be deemed to hold voting and dispositive power with respect to such shares. Mr. Tarar disclaims beneficial ownership over any securities owned by Quartus AI II except to the extent of his pecuniary interest therein.

Certain BCH Non-Controlling Interests

The following table sets forth information regarding the capitalization of BCH, with the equity values in BCH based upon the estimated capital account balances as determined pursuant to Section 704 of the Code, as of March 31, 2026. These capital account balances are estimated based on a deemed liquidation value of approximately $1.1 billion as of March 31, 2026, (after payment of amounts associated with hypothetical capital account balances) and an assumed conversion price of $3.8197 per share of Class A common stock.

As a result of the consummation of the Business Combination, an adjustment to the carrying value of BCH’s assets of $321.9 million occurred. Pursuant to the BCH LPA, approximately 50,300 BCH Class S Ordinary Units would be issuable as a result of the carrying value adjustment. Additionally, subsequent to the Business Combination through March 31, 2026, additional carrying value adjustments occurred, and approximately 2,470,100 (inclusive of the 50,300 units described above) BCH Class S Ordinary Units would be issuable through March 31, 2026 as a result of such carrying value adjustments, subject to the Compensation Policy. Under the Compensation Policy, unless amended or waived, the number of BCH Class S Ordinary Units that may be issued as a result of the carrying value adjustment is limited and requires approval of the Board; provided that any such BCH Class S Ordinary Units that were not be issued under the carrying value provision may be issued in subsequent years in accordance with the Compensation Policy. As of March 31, 2026, there has been no allocation of the carrying value adjustment among the holders of the FLP-1 Unit Accounts and the FLP-2 Unit Accounts and no issuance of any BCH Class S Ordinary Units as a result of such adjustment.

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None of the BCH securities identified in the table below are included in the beneficial ownership table reported above as they are not exchangeable for Class A common stock within 60 days of July 28, 2026, due to exchange limitations set forth in the BCH A&R LPA, dated April 18, 2024 and amended on September 30, 2024, and the Exchange Agreement, dated June 7, 2023, by and between the Company, BCH and Ben LLC.

	As of March 31, 2026(1)
(Dollars in thousands)	Hypothetical Capital Account Balance	Capital Account Balance
BCH Equity Securities:
Class A Units held by Beneficient	$-	$55,190
Class S Ordinary Units	-	32
Class S Preferred Units	253	-
Preferred Series A Subclass 0	-	252,796
Preferred Series A Subclass 1	930,742	760,895
Subtotal BCH Equity	$930,995	$1,068,913

(1)	The table is based upon estimated capital account balances as of March 31, 2026 as determined pursuant to Section 704 of the Internal Revenue Code, and such estimates are subject to adjustment. The estimated amounts are based on a deemed liquidation value of $1.1 billion after payment of amounts associated with hypothetical capital account balances.

Material Relationships with Selling Holders

Yorkville

A&R SEPA

On June 27, 2023, the Company entered into the 2023 SEPA with Yorkville, whereby the Company had the right, but not the obligation, to sell to Yorkville up to $250.0 million of Class A common stock, at the Company’s request any time during the commitment period commencing on June 27, 2023 and terminating on the 36-month anniversary of such date.

On June 26, 2026, the Company entered into the A&R SEPA to (i) reduce the commitment size of the 2023 SEPA to $100.0 million and extend its maturity on the terms and conditions set forth therein and (ii) provide that Yorkville will advance to the Company the principal amount of $4.0 million evidenced by Promissory Notes convertible into shares of Class A common stock. Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the A&R SEPA, including the registration of the Yorkville Shares, we will have the right, but not the obligation, from time to time at our discretion until the first day of the month next following the 36-month anniversary of the date of the A&R SEPA, to require Yorkville to purchase a specified amount of shares of Class A common stock by delivering written notice to Yorkville.

Each issuance and sale by the Company to Yorkville under the A&R SEPA (an “Advance”) is subject to a maximum limit equal to 100% of the average of the daily volume traded of the Company’s Class A common stock on Nasdaq for the five consecutive trading days immediately preceding an Advance notice (each an “Advance Notice”). The shares will be issued and sold to Yorkville at a per share price equal to, at the election of the Company as specified in the relevant Advance Notice: (i) 96% of the Market Price (as defined below) for any period commencing on the receipt of the Advance Notice by Yorkville and ending at 4:00 p.m. New York City time on the applicable Advance Notice date, and (ii) 97% of the Market Price for any three consecutive trading days commencing on the Advance Notice date. “Market Price” is defined as, for any Option 1 Pricing Period, the VWAP of the Class A common stock on Nasdaq, and for any Option 2 Pricing Period, the lowest daily VWAP of the Class A common stock on the Nasdaq during the Option 2 Pricing Period. The Advances are subject to certain limitations, including that Yorkville cannot purchase any shares that would result in it or its affiliates beneficially owning more than 4.99% of the Company’s outstanding Class A common stock at the time of an Advance or acquiring since June 26, 2026 (the “Effective Date”) under the A&R SEPA more than 19.99% of the Company’s outstanding Class A common stock and Class B common stock as of the date of the A&R SEPA. The A&R SEPA Exchange Cap will apply unless the Company obtains stockholder approval to issue in excess of the A&R SEPA Exchange Cap in accordance with the rules of Nasdaq. Additionally, if the total number of shares of Class A common stock traded on Nasdaq during the applicable Pricing Period is less than the Volume Threshold, then the number of shares of Class A common stock issued and sold pursuant to such Advance Notice will be reduced to the greater of (a) 30% of the trading volume of the Class A common stock on Nasdaq during the relevant Pricing Period as reported by Bloomberg L.P., or (b) the number of shares of Class A common stock sold by Yorkville during such Pricing Period, but in each case not to exceed the amount requested in the Advance notice. Additionally, the Company generally may not submit an Advance Notice while a balance remains outstanding under a Promissory Note unless it first obtains Yorkville’s prior written consent.

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In connection with the A&R SEPA, the Company has agreed to pay Yorkville a structuring fee in the amount of $25,000 and a commitment fee in an amount equal to $1,000,000 by the issuance to Yorkville of such number of Class A common stock that is equal to the Commitment Fee divided by the average of the daily VWAP of the Class A common stock during the three trading days immediately preceding the Effective Date. On June 29, 2026, the Company issued 280,631 Commitment Fee Shares to Yorkville.

In any event, we may not issue or sell any shares of our Class A common stock under the A&R SEPA if such issuance or sale would breach any applicable Nasdaq listing rules. We will control the timing and amount of any sales of Class A common stock to Yorkville. Actual sales of shares of our Class A common stock to Yorkville under the A&R SEPA will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our Class A common stock and determinations by us as to the appropriate sources of funding for our business and its operations.

We may not issue or sell any shares of Class A common stock to Yorkville under the A&R SEPA that, when aggregated with all other shares of Class A common stock then beneficially owned by Yorkville and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in Yorkville and its affiliates beneficially owning more than 4.99% of the outstanding shares of Class A common stock. However, the 4.99% Beneficial Ownership Limitation does not prevent Yorkville from selling some or all of the shares of Class A common stock it acquires and then acquiring additional shares, consequently resulting in Yorkville being able to sell in excess of the 4.99% Beneficial Ownership Limitation despite not holding more than 4.99% of Beneficient’s outstanding shares of Class A common stock at any given time. The 4.99% Beneficial Ownership Limitation was set as agreed to by the parties to the A&R SEPA.

The net proceeds to us under the A&R SEPA will depend on the frequency and prices at which we sell shares of Class A common stock to Yorkville. Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that any proceeds received by us from such sales to Yorkville will be used for general corporate purposes.

Yorkville has agreed that, except as otherwise expressly provided in the A&R SEPA, it and its affiliates will not engage in any short sales of the Class A common stock during the term of the A&R SEPA.

The A&R SEPA will automatically terminate on the earliest to occur of (i) the first day of the month following the 36-month anniversary of the date of the A&R SEPA or (ii) the date on which Yorkville shall have purchased from us under the A&R SEPA $100.0 million of shares of our Class A common stock. We have the right to terminate the A&R SEPA upon five (5) trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices under which we are yet to issue Class A common stock and provided that we have paid all amounts owed to Yorkville pursuant to the A&R SEPA. We and Yorkville may also agree to terminate the A&R SEPA by mutual written consent. Neither we nor Yorkville may assign or transfer our respective rights and obligations under the A&R SEPA, and no provision of the A&R SEPA may be modified or waived by us or Yorkville other than by an instrument in writing signed by both parties.

The A&R SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in the A&R SEPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

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The description of the A&R SEPA does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R SEPA, a copy of which is filed as Exhibit 10.26.1 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

Although the A&R SEPA provides that we may, in our discretion, from time to time after the date of this prospectus and during the term of the A&R SEPA, direct the Selling Holders to purchase shares of our Class A common stock from us in one or more Advances under the A&R SEPA, for a maximum aggregate purchase price of up to $100.0 million, only 32,467,532 shares are being registered for resale under the registration statement of which this prospectus forms a part pursuant to the A&R SEPA. While the market price of our Class A common stock may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase price to be paid by the Selling Holders under the A&R SEPA for shares of our Class A common stock, if any, may also fluctuate, in order for us to receive the full amount of the Selling Holders’ commitment under the A&R SEPA, it is possible that we may need to issue and sell more than the number of shares being registered for resale under the registration statement of which this prospectus forms a part.

If it becomes necessary for us to issue and sell to Yorkville more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $100.0 million under the A&R SEPA, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by Yorkville of any such additional shares of our Class A common stock, which the SEC must declare effective, in each case, before we may elect to sell any additional shares of our Class A common stock to Yorkville under the A&R SEPA. The number of shares of our Class A common stock ultimately offered for resale by the Selling Holders depends upon the number of shares of Class A common stock, if any, we ultimately sell to the Yorkville under the A&R SEPA.

The issuance, if any, of shares of our Class A common stock to the Selling Holders pursuant to the A&R SEPA would not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders would be diluted. Although the number of shares of our Class A common stock that our existing stockholders own would not decrease as a result of sales, if any, under the A&R SEPA, the shares of our Class A common stock owned by our existing stockholders would represent a smaller percentage of our total outstanding shares of our Class A common stock after any such issuance.

Yorkville is an “underwriter” with respect to the A&R SEPA Shares within the meaning of Section 2(a)(11) of the Securities Act, and any profits on the sales of the A&R SEPA Shares by Yorkville and any discounts, commissions, or concessions received by Yorkville with respect to the A&R SEPA Shares are deemed to be underwriting discounts and commissions under the Securities Act.

Registration Rights Agreements

In connection with the Purchase Agreement, the Company and Yorkville entered into the 2024 Yorkville Registration Rights Agreement, pursuant to which the Company was required to file with the SEC one or more registration statement covering the resale by Yorkville of all securities issued pursuant to the Purchase Agreement. In satisfaction of Beneficient’s contractual obligations in connection with the 2024 Yorkville Registration Rights Agreement, Beneficient filed with the SEC a registration statement on Form S-1 (File No. 333-281694), which was declared effective by the SEC on November 12, 2024. The registration statement of which this prospectus forms a part is being filed to replace such registration statement.

In connection with the A&R SEPA, the Company and Yorkville entered into the 2026 Yorkville Registration Rights Agreement, pursuant to which the Company is required to file with the SEC one or more registration statements covering the resale by Yorkville of all securities issued pursuant to the A&R SEPA within 30 days after the filing of the Company’s Annual Report. The Company has agreed to use its best efforts to ensure any registration statement filed thereunder is effective within 45 days of filing such registration statement. If the Company fails to file such registration statement with the SEC by the applicable filing deadline or obtain effectiveness by the applicable effectiveness deadline, or if a registration statement fails to remain continuously effective, such event will be deemed an Event of Default (as defined in the Promissory Notes). Yorkville was also granted piggyback registration rights under certain conditions as described in the 2026 Yorkville Registration Rights Agreement.

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Yorkville Securities Right of First Offer Agreement

The Company and Yorkville Securities, LLC (“Yorkville Securities”), an affiliate of Yorkville, entered into a Right of First Offer Agreement (the “Right of First Offer Agreement”) whereby the Company granted Yorkville Securities the right of first offer to participate as either a placement agent or underwriter in connection with any securities offering or capital markets financing transaction entered into or pursued by the Company during the twelve month period following the First Closing.

The foregoing description of the Right of First Offer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.26.2 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

Promissory Notes

The A&R SEPA provides for the issuance and sale by the Company of the Promissory Notes issuable in an aggregate principal amount of up to $4.0 million, which will be convertible into shares of the Company’s Class A common stock. On June 30, 2026, the Company issued a Promissory Note to Yorkville in aggregate principal amount of $2.0 million, subject to an original issue discount of 5%, which resulted in gross proceeds to the Company of approximately $1.9 million, which was received on July 1, 2026.

Yorkville will purchase and the Company will issue an additional $2.0 million in aggregate principal amount of Promissory Notes on the Second Closing. Contemporaneously with the execution and delivery of the A&R SEPA, certain of the Company’s subsidiaries entered into a global guaranty agreement in favor of Yorkville with respect to the Company’s obligations under the A&R SEPA and the Promissory Notes.

The Promissory Notes bear interest at 5.0% per annum, subject to a potential increase to 18.0% per annum (or the maximum amount permitted by applicable law) upon the occurrence of an Event of Default, for so long as such Event of Default remains uncured. The Promissory Notes will mature on June 30, 2027 (the “Maturity Date”), which may be extended at the option of the holder, and will result in gross proceeds to the Company of approximately $3,800,000. The Promissory Notes have been or will be issued at an original issue discount of 5%.

The Promissory Notes are convertible at the option of the holder into Class A common stock equal to the applicable Conversion Amount (as defined below) divided by the Conversion Price. The “Conversion Price” means, as of any conversion, the lower of (a) 150% of the VWAP reported by Bloomberg on the trading day immediately prior to the date of the First Closing (the “Fixed Price”) or (b) 92.0% of the lowest daily VWAP of the Class A common stock during the five trading days immediately prior to such conversion. The “Floor Price” (solely with respect to the variable component of the Conversion Price) will be $0.89 per share of Class A common stock, subject to the Company’s right to further reduce the Floor Price upon written notice to Yorkville. The Promissory Notes may be converted in whole or in part, at any time and from time to time, subject to the A&R SEPA Exchange Cap. Notwithstanding the A&R SEPA Exchange Cap and assuming interest at 5% through the Maturity Date, the maximum number of shares issuable upon conversion of the Promissory Notes is 4,719,101. The Conversion Amount with respect to any requested conversion will equal the principal amount requested to be converted plus all accrued and unpaid interest on the Promissory Notes as of such conversion (the “Conversion Amount”). In addition, no conversion will be permitted to the extent that, after giving effect to such conversion, the holder together with certain related parties would beneficially own in excess of 4.99% of the Class A common stock outstanding immediately after giving effect to such conversion, subject to certain adjustments.

The Promissory Notes provide the Company, subject to certain conditions, with an optional redemption right pursuant to which the Company, upon 10 trading days’ prior written notice to Yorkville (the “Redemption Notice”), may redeem in cash, in whole or in part, all amounts outstanding under the Promissory Notes prior to the Maturity Date; provided that the VWAP on the date such Redemption Notice is delivered is less than the Fixed Price at the time of the Redemption Notice. The redemption amount shall be equal to the outstanding principal balance being redeemed by the Company, plus a prepayment premium of 5% of the principal amount being redeemed (the “Prepayment Premium”), plus all accrued and unpaid interest in respect of such redeemed principal amount; provided, however, that if the Company redeems the Promissory Notes within 90 days following the Issuance Date, no Prepayment Premium will be owed.

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Upon the occurrence of certain amortization events, including if (a) the daily VWAP of the Class A common stock is lower than the Floor Price for any five of seven consecutive trading days, (b) the Company has issued substantially all of the shares available under the A&R SEPA Exchange Cap or (c) at any time after the Effectiveness Deadline (as defined in the 2026 Yorkville Registration Rights Agreement), Yorkville is unable to use the registration statement for a period of ten consecutive trading days, the Company will be required to make monthly cash payments equal to $1 million of the principal amounts then outstanding, plus any accrued and unpaid interest and a payment premium equal to 5% of such principal amount, beginning on the seventh trading day following such amortization event. Every month thereafter if the amortization event is not cured, an additional cash payment will be due on the same terms.

The foregoing description of the form of Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 4.11 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

Securities Purchase Agreement and Warrants

On August 6, 2024, the Company entered the Securities Purchase Agreement in connection with the issuance and sale by the Company of convertible debentures issuable in an aggregate principal amount of up to $4.0 million, which were convertible into shares of the Company’s Class A common stock (the “Convertible Debentures”). The Convertible Debentures were repaid in full in February 2025.

Pursuant to the Purchase Agreement, the Company agreed to issue the Yorkville Warrants to Yorkville to purchase up to 165,674 shares of Class A common stock at an exercise price of $21.04, which are exercisable into Class A common stock for cash. At the first closing under the Purchase Agreement, the Company issued a Warrant to Yorkville to purchase up to 82,837 shares of Class A common stock, and at the second closing, the Company issued an additional Warrant to Yorkville to purchase up to 82,837 shares of Class A common stock.

The foregoing descriptions of the Purchase Agreement, related guaranty, Convertible Debentures and Yorkville Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.30.1, 10.30.2, 4.9 and 4.10, respectively, to this registration statement of which this prospectus forms a part and are incorporated herein by reference.

Mendoza Ventures Pre-Seed Fund II LP

On February 6, 2024, the Company, through one of its subsidiaries, closed a liquidity financing transaction with a customer with respect to a limited partner interest in an investment fund with a net asset value of $2.0 million. Pursuant to the transaction, the Company’s customized trust vehicles acquired a limited partner interest, and in exchange for such alternative asset, Mendoza received 20,000 shares of the Series B-2 preferred stock, with such Series B-2 preferred stock being convertible into shares of Class A common stock.

The Series B-2 preferred stock is convertible into Class A common stock initially at a conversion price of $256.00 per share. The B-2 Conversion Price is subject to reset from time to time and a floor price of $128.00 per share (the “B-2 Conversion Price”). A maximum of 15,625 shares of Class A common stock may be issued upon conversion of the Series B-2 preferred stock.

Mendoza and any broker-dealers or agents that are involved in selling its shares may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares of Class A common stock that may be issued upon conversion of the Series B-2 preferred stock and any profits on the sales of shares by Mendoza and any discounts, commissions, or concessions received by such broker-dealers or agents with respect to such shares may be deemed to be underwriting discounts and commissions under the Securities Act.

The foregoing description of the Mendoza Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.39 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

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Interest Solutions, LLC

On February 6, 2024, the Company issued 20,000 shares of its Series B-3 preferred stock, with such Series B-3 preferred stock being convertible into shares of the Company’s Class A common stock, to Interest Solutions in connection with investor relations advisory services rendered to the Company.

The issuance of the Series B-3 preferred stock was not registered under the Securities Act and was issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Series B-3 preferred stock is convertible into Class A common stock initially at a conversion price of $224.00 per share. The B-3 Conversion Price is subject to reset from time to time and a floor price of $112.00 per share (the “B-3 Conversion Price”). A maximum of 1,786 shares of Class A common stock may be issued upon conversion of the Series B-3 preferred stock.

Interest Solutions and any broker-dealers or agents that are involved in selling its shares may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares of Class A common stock that may be issued upon conversion of the Series B-3 preferred stock and any profits on the sales of shares by Interest Solutions and any discounts, commissions, or concessions received by such broker-dealers or agents with respect to such shares may be deemed to be underwriting discounts and commissions under the Securities Act.

The foregoing description of the Interest Solutions Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.40 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

Convergency Partners, LLC

On March 27, 2024, the Company issued 6,932 shares of its Series B-4 preferred stock, with such Series B-4 preferred stock being convertible into shares of the Company’s Class A common stock, to Convergency Partners in connection with business advisory services rendered to the Company.

The issuance of the Series B-4 preferred stock was not registered under the Securities Act and was issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Series B-4 preferred stock is convertible into Class A common stock initially at a conversion price of $43.07 per share(the “B-4 Conversion Price”). The B-4 Conversion Price is subject to reset from time to time and a floor price of $21.54 per share. A maximum of 3,219 shares of Class A common stock may be issued upon conversion of the Series B-4 preferred stock.

Convergency Partners and any broker-dealers or agents that are involved in selling its shares may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares of Class A common stock that may be issued upon conversion of the Series B-4 preferred stock and any profits on the sales of shares by Convergency Partners and any discounts, commissions, or concessions received by such broker-dealers or agents with respect to such shares may be deemed to be underwriting discounts and commissions under the Securities Act.

The foregoing description of the Convergency Partners Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.41 to this registration statement of which this prospectus forms a part and is incorporated herein by reference

8F Fund

On December 31, 2024, the Company, through one of its subsidiaries, closed a primary capital transaction with 8F Fund with respect to a limited partner interest in an investment fund with a net asset value of $1,361,926. Pursuant to the transaction, the Company’s customized trust vehicles acquired a limited partner interest, and in exchange for such, the customer received 136,193 shares of the Company’s Series B-5 preferred stock, with such Series B-5 preferred stock being convertible into shares of the Company’s Class A common stock.

The issuance of the Series B-5 preferred stock pursuant to the transaction was not registered under the Securities Act, and was issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Series B-5 preferred stock is convertible into Class A common stock initially at a conversion price of $5.55 per share (the “B-5 Conversion Price”). The B-5 Conversion Price is only subject to customary adjustments and is otherwise fixed. A total of 245,305 shares of Class A common stock may be issued upon conversion of the Series B-5 preferred stock.

8F Fund and any broker-dealers or agents that are involved in selling its shares may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares of Class A common stock that may be issued upon conversion of the Series B-5 preferred stock and any profits on the sales of shares by 8F Fund and any discounts, commissions, or concessions received by such broker-dealers or agents with respect to such shares may be deemed to be underwriting discounts and commissions under the Securities Act.

The foregoing description of the 8F Fund Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.43 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

Pulse Pioneer Fund

On April 4, 2025, the Company, through one of its subsidiaries, closed a primary capital transaction with Pulse Pioneer Fund with respect to a limited partner interest in an investment fund with a net asset value of $9.6 million. Pursuant to the transaction, the Company’s customized trust vehicles acquired a limited partner interest, and in exchange for such, the customer received 965,576 shares of the Company’s Series B-6 preferred stock, with such Series B-6 preferred stock being convertible into shares of Class A common stock.

The issuance of the Series B-6 preferred stock pursuant to the transaction was not registered under the Securities Act, and was issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Series B-6 preferred stock is convertible into Class A common stock initially at a conversion price of $2.52 per share (the “B-6 Conversion Price”). The B-6 Conversion Price is subject to reset from time to time and a floor price of $1.89 per share. A maximum of 5,107,787 shares of Class A common stock may be issued upon conversion of the Series B-6 preferred stock. On July 13, 2026, Pulse Pioneer Fund converted 96,558 shares of its Series B-6 preferred stock into 383,046 shares of Class A common stock.

Pulse Pioneer Fund and any broker-dealers or agents that are involved in selling its shares may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares of Class A common stock that may be issued upon conversion of the Series B-6 preferred stock and any profits on the sales of shares by Pulse Pioneer Fund and any discounts, commissions, or concessions received by such broker-dealers or agents with respect to such shares may be deemed to be underwriting discounts and commissions under the Securities Act.

The foregoing description of the Pulse Pioneer Fund Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.44 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

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Cork & Vines Fund I

On April 21, 2025, the Company, through one of its subsidiaries, closed a primary capital transaction with Cork & Vines Fund I with respect to a limited partner interest in an investment fund with a net asset value of $233,333. Pursuant to the transaction, the Company’s customized trust vehicles acquired a limited partner interest, and in exchange for such, the customer received 23,333 shares of the Company’s Series B-7 preferred stock, with such Series B-7 preferred stock being convertible into shares of Class A common stock.

The issuance of the Series B-7 preferred stock pursuant to the transaction was not registered under the Securities Act, and was issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Series B-7 preferred stock is convertible into Class A common stock initially at a conversion price of $2.38 per share (the “B-7 Conversion Price”). The B-7 Conversion Price is subject to reset from time to time and a floor price of $1.79 per share. A maximum of 130,557 shares of Class A common stock may be issued upon conversion of the Series B-7 preferred stock. On January 5, 2026, Cork & Vines Fund I converted 1,667 shares of its Series B-7 preferred stock into 48,955 shares of Class A common stock. Additionally, on each of January 28, 2026, April 7, 2026, July 2, 2026, Cork & Vines Fund I converted 2,334 shares of its Series B-7 preferred stock into 9,794 shares of Class A common stock.

Cork & Vines Fund I and any broker-dealers or agents that are involved in selling its shares may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares of Class A common stock that may be issued upon conversion of the Series B-7 preferred stock and any profits on the sales of shares by Cork & Vines Fund I and any discounts, commissions, or concessions received by such broker-dealers or agents with respect to such shares may be deemed to be underwriting discounts and commissions under the Securities Act.

The foregoing description of the Cork & Vines Fund I Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.45 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

On January 5, 2026, the Company, through one of its subsidiaries, closed a primary capital transaction with Cork & Vines Fund I with respect to a limited partner interest in an investment fund with a NAV of $3,022,728. Pursuant to the transaction, the Company’s customized trust vehicles acquired a limited partner interest, and in exchange for such, the customer received 302,273 shares of the Series B-9 preferred stock, with such Series B-9 preferred stock being convertible into shares of the Company’s Class A common stock.

The Series B-9 preferred stock is convertible into Class A common stock initially at a conversion price of $7.1332 per share (the “B-9 Conversion Price”). The B-9 Conversion Price is subject to reset from time to time and a floor price of $5.3499 per share. A maximum of 565,007 shares of Class A common stock may be issued upon conversion of the Series B-9 preferred stock. On July 13, 2026, Cork & Vines Fund I converted 302,273 shares of its Series B-9 preferred stock into 226,005 shares of Class A common stock.

Cork & Vines Fund I and any broker-dealers or agents that are involved in selling its shares may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares of Class A common stock that may be issued upon conversion of the Series B-9 preferred stock and any profits on the sales of shares by Cork & Vines Fund I and any discounts, commissions, or concessions received by such broker-dealers or agents with respect to such shares may be deemed to be underwriting discounts and commissions under the Securities Act.

The foregoing description of the Cork & Vines Fund Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.35 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

Mendoza Ventures Growth Fund III

On June 17, 2025, the Company, through one of its subsidiaries, closed a primary capital transaction with Mendoza Ventures Growth Fund III with respect to a limited partner interest in an investment fund with a net asset value of $1,910,370. Pursuant to the transaction, the Company’s customized trust vehicles acquired a limited partner interest, and in exchange for such, the customer received 191,037 shares of the Company’s Series B-8 preferred stock, with such Series B-8 preferred stock being convertible into shares of Class A common stock.

The issuance of the Series B-8 preferred stock pursuant to the transaction was not registered under the Securities Act, and was issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Series B-8 preferred stock is convertible into Class A common stock initially at a conversion price of $2.72 per share (the “B-8 Conversion Price”). The B-8 Conversion Price is subject to reset from time to time and a floor price of $2.04 per share. A maximum of 937,191 shares of Class A common stock may be issued upon conversion of the Series B-8 preferred stock.

Mendoza Ventures Growth Fund III and any broker-dealers or agents that are involved in selling its shares may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares of Class A common stock that may be issued upon conversion of the Series B-8 preferred stock and any profits on the sales of shares by Mendoza Ventures Growth Fund III and any discounts, commissions, or concessions received by such broker-dealers or agents with respect to such shares may be deemed to be underwriting discounts and commissions under the Securities Act.

The foregoing description of the Mendoza Ventures Growth Fund III Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.46 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

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Quartus AI

On April 8, 2026, the Company, through one of its subsidiaries, closed a primary capital transaction with Quartus AI with respect to a limited partner interest in an investment fund with a NAV of $8,752,142. Pursuant to the transaction, the Company’s customized trust vehicles acquired a limited partner interest, and in exchange for such, the customer received 875,214 shares of the Company’s Series B-10 preferred stock, with such Series B-10 preferred stock being convertible into shares of Class A common stock.

The issuance of the Series B-10 preferred stock pursuant to the transaction was not registered under the Securities Act, and was issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The Series B-10 preferred stock is convertible into Class A common stock initially at a conversion price of $3.5479 per share (the “B-10 Conversion Price”). The B-10 Conversion Price is subject to reset from time to time and a floor price of $1.2418 per share. A maximum of 7,047,947 shares of Class A common stock may be issued upon conversion of the Series B-10 preferred stock.

Quartus AI and any broker-dealers or agents that are involved in selling its shares may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares of Class A common stock that may be issued upon conversion of the Series B-10 preferred stock and any profits on the sales of shares by Quartus AI and any discounts, commissions, or concessions received by such broker-dealers or agents with respect to such shares may be deemed to be underwriting discounts and commissions under the Securities Act.

The foregoing description of the Quartus AI Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.36 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

Quartus AI II

On July 10, 2026, the Company, through one of its subsidiaries, closed a primary capital transaction with Quartus AI II with respect to a limited partner interest in an investment fund with a NAV of $7,444,545. Pursuant to the transaction, the Company’s customized trust vehicles acquired a limited partner interest, and in exchange for such interests, the customer received 744,455 shares of the Series B-11 preferred stock, with such Series B-11 preferred stock being convertible into shares of Class A common stock.

The issuance of the Series B-11 preferred stock pursuant to the transaction was not registered under the Securities Act, and was issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The Series B-11 preferred stock is convertible into Class A common stock initially at a conversion price of $3.6514 per share (the “B-11 Conversion Price”). The B-11 Conversion Price is subject to reset from time to time and a floor price of $1.8257 per share. A maximum of 4,077,642 shares of Class A Common Stock may be issued upon conversion of the Series B-11 Preferred Stock.

Quartus AI II and any broker-dealers or agents that are involved in selling its shares may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares of Class A common stock that may be issued upon conversion of the Series B-11 preferred stock and any profits on the sales of shares by Quartus AI II and any discounts, commissions, or concessions received by such broker-dealers or agents with respect to such shares may be deemed to be underwriting discounts and commissions under the Securities Act.

The foregoing description of the Quartus AI II Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.37 to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

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PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Holders or their permitted transferees, of up to 55,671,296 shares of our Class A common stock.

We will not receive any of the proceeds from the sale of the securities by the Selling Holders. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.

However, as of the date of this prospectus, we have received approximately $9.9 million in aggregate gross proceeds from the sale of our Class A common stock to Yorkville pursuant to the 2023 SEPA. Additionally, we expect to receive proceeds from sales of Class A common stock that we may elect to make to Yorkville pursuant to the A&R SEPA, if any, from time to time in our discretion. The net proceeds from sales, if any, under the A&R SEPA, will depend on the frequency and prices at which we sell shares of Class A common stock to Yorkville after the date of this prospectus.

We have also received approximately $1.9 million in aggregate gross proceeds from the sale of the Promissory Notes to Yorkville under the A&R SEPA, and we expect to receive an additional $1.9 million in aggregate gross proceeds in connection with the Second Closing. We may also receive up to approximately $3.5 million in proceeds upon payment of the exercise price of the Yorkville Warrants from time to time after the date of this prospectus. See “Selling Stockholders — Material Relationships with Selling Holders —A&R SEPA” for additional information.

The securities beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes their permitted transferees who later come to hold any of the Selling Holders’ interest in our securities in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s securities, including donees, pledgees and other transferees or successors in interest selling securities received after the date of this prospectus from a Selling Holder as a gift, pledge, partnership, distribution or other transfer. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Holder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the securities for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Yorkville is an “underwriter” with respect to the Yorkville Shares within the meaning of Section 2(a)(11) of the Securities Act, and any profits on the sales of shares of the Yorkville Shares by Yorkville and any discounts, commissions, or concessions received by Yorkville with respect to the Yorkville Shares are deemed to be underwriting discounts and commissions under the Securities Act. Though we have been advised by Yorkville that it purchased the Promissory Notes and the Yorkville Warrants for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute securities in violation of the Securities Act or any other applicable securities laws, the SEC may take the position that Yorkville may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the Warrant Shares and the Conversion Shares and any profits on the sales of shares of the Warrant Shares and the Conversion Shares by Yorkville and any discounts, commissions, or concessions received by Yorkville with respect to the Warrant Shares and the Conversion Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Holders may use any one or more of the following methods when selling the Offered Securities offered by them pursuant to this prospectus:

●	through one or more underwritten offerings on a firm commitment or best-efforts basis;

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●	privately negotiated transactions;

●	exchange distributions and/or secondary distributions;

●	in distributions to employees, members, limited partners, stockholders or other equityholders of Selling Holders;

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including Nasdaq;

●	sales in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	broker-dealers may agree with a Selling Holder to sell a specified number of such stock at a stipulated price per share;

●	a block trade (which may involve crosses in which the broker acts as an agent on both sides of the trade) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	by pledge to secured debts and other obligations;

●	delayed delivery arrangements;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	short sales and delivery of shares of our Offered Securities to close out short positions;

●	sales by broker-dealers of shares of our Offered Securities that are loaned or pledged to such broker-dealers;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

A Selling Holder may also sell our securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus.

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The Selling Holders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

We will bear all costs, fees and expenses incident to our obligation to register the securities.

We may prepare prospectus supplements for secondary offerings that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

A Selling Holder may fix a price or prices of our securities at:

●	fixed prices;

●	market prices prevailing at the time of any sale under this registration statement;

●	prices related to market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

A Selling Holder may change the price of the securities offered from time to time.

In addition, a Selling Holder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Holder’s securities, such Selling Holder may transfer securities to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Holder that it intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Holder.

With respect to a particular offering of the securities held by the Selling Holders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the Selling Holders;

●	respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Holders.

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A Selling Holder, or agents designated by it, may directly solicit, from time to time, offers to purchase the securities. Additionally, Mendoza Ventures Pre-Seed Fund II LP, Interest Solutions, Convergency Partners, 8F Fund, Pulse Pioneer Fund, Cork & Vines Fund I, Mendoza Ventures Growth Fund III, Quartus AI and Quartus AI II and any broker-dealers or agents that are involved in selling their shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of such securities by such Selling Holders and any discounts, commissions, or concessions received by such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Any agents involved in the offer or sale of the securities and any commissions payable by a Selling Holder to these agents will be named and described in any applicable prospectus supplement. The agents may also be our Customers or may engage in transactions with or perform services for us in the ordinary course of business.

If any Selling Holder utilizes any underwriters in the sale of the securities in respect of which this prospectus is delivered, we and the Selling Holder will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The underwriters may also be our or the Selling Holder’s customers or may engage in transactions with or perform services for us or any Selling Holder in the ordinary course of business.

If any Selling Holder utilizes a dealer in the sale of the securities in respect of which this prospectus is delivered, the Selling Holder will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our or the Selling Holder’s customers or may engage in transactions with, or perform services for us or the Selling Holder in the ordinary course of business.

Offers to purchase securities may be solicited directly by any Selling Holder and the sale thereof may be made by the Selling Holder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in any applicable prospectus supplement relating thereto.

We or any Selling Holder may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

The Selling Holders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, a Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the securities pledged by the Selling Holder or borrowed from the Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, a Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus or an applicable amendment to this prospectus or a prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities. The Selling Holders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

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In compliance with the guidelines of FINRA, the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

The underwriters, dealers and agents may engage in transactions with us or the Selling Holders, or perform services for us or the Selling Holders, in the ordinary course of business for which they receive compensation.

The Selling Holders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Holders or any other person, which limitations may affect the marketability of the securities.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Holders and their affiliates, which may limit the timing of purchases and sales of securities of the Class A common stock by the Selling Holders or any other person. Regulation M may prohibit Yorkville and any other distribution participants that are participating in the distribution of the Company’s securities from purchasing shares in the open market during the time period the A&R SEPA is in effect. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. Additionally, Yorkville has agreed pursuant to the terms of the A&R SEPA that it will comply with Regulation M, among other requirements of the Securities Act and the Exchange Act.

We have agreed to indemnify the Selling Holders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with certain Selling Holders pursuant to certain registration rights agreements to use reasonable best efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as such Selling Holders cease to hold any securities eligible for registration under such agreements.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

There can be no assurance that the Selling Holders will sell any or all of the shares of our Class A common stock registered pursuant to the registration statement, of which this prospectus forms a part.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Haynes and Boone, LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements of Beneficient incorporated by reference in this prospectus and in the registration statement have been included in reliance upon the report of Weaver and Tidwell, L.L.P., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The 2026 and 2025 audited consolidated financial statements of Beneficient as of and for the years ended March 31, 2026 and March 31, 2025, have been audited by Weaver and Tidwell, L.L.P., independent registered public accounting firm. The audit report covering the March 31, 2026 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring net losses, liquidity constraints and net capital deficiency raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class A common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its Class A common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://www.trustben.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

●	our Annual Report on Form 10-K for the year ended March 31, 2026, filed with the SEC on June 30, 2026 and;

●	our Current Reports on Form 8-K filed with the SEC on April 10, 2026, June 25, 2026, July 7, 2026 and July 13, 2026.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referenced above which have been incorporated by reference in this prospectus. You should direct requests for these documents to c/o Corporate Secretary, Beneficient, at 325 North Saint Paul Street, Suite 4850, Dallas, Texas 75201. Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

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